UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

VARIAN MEDICAL SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Varian Medical Systems, Inc.

3100 Hansen Way

Palo Alto, CA 94304

December 20, 2019

Dear Stockholder:

You are cordially invited to attend Varian Medical Systems, Inc.’s 2020 Annual Meeting of Stockholders on Thursday, February 13, 2020 at 4:30 p.m. Pacific Time at our headquarters at 3100 Hansen Way, Palo Alto, California 94304.

The Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the Annual Meeting. You also will have the opportunity to hear about our business in the past year.

We hope that you can join us. However, whether or not you plan to be there, please vote your shares as soon as possible so that your vote will be counted.

Sincerely,

R. Andrew Eckert
Chairman of the Board

Varian Medical Systems, Inc.

3100 Hansen Way

Palo Alto, CA 94304

December 20, 2019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

Varian Medical Systems, Inc. will hold its Annual Meeting of Stockholders on Thursday, February 13, 2020 at 4:30 p.m. Pacific Time at its headquarters at 3100 Hansen Way, Palo Alto, California 94304.

This Annual Meeting is being held for the following purposes:

•	to elect ten directors to serve until the 2021 Annual Meeting;

•	to approve, on an advisory basis, the compensation of our named executive officers as described in the accompanying Proxy Statement;

•	to approve the Varian Medical Systems, Inc. 2010 Employee Stock Purchase Plan, as amended (the “Amended ESPP”);

•	to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for fiscal year 2020; and

•	to transact any other business that properly comes before the Annual Meeting.

The Board of Directors has selected December 16, 2019 as the record date for determining stockholders entitled to vote at the Annual Meeting. A list of stockholders as of that date will be available for inspection during ordinary business hours at our principal executive offices at 3100 Hansen Way, Palo Alto, California 94304 beginning 10 days before the Annual Meeting.

Except for those stockholders that have already requested printed copies of our proxy materials, we are furnishing our proxy materials for this Annual Meeting to you through the Internet. On or about December 20, 2019, we mailed to stockholders as of the record date a Notice of Internet Availability of Proxy Materials (the “Notice”). Certain stockholders who previously requested email notice in lieu of mail received the Notice by email. If you received a Notice by mail or email, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you on how to access and review all of the important information contained in our Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended September 27, 2019 (which we posted on the Internet on December 20, 2019), as well as how to submit your proxy over the Internet. We believe that mailing or emailing the Notice and posting other materials on the Internet allows us to provide you with the information you need more quickly while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by any of the following methods: through the Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an email to sendmaterial@proxyvote.com.

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible in accordance with the instructions provided to you to ensure that your vote is counted at the Annual Meeting.

By Order of the Board of Directors,

John W. Kuo
Corporate Secretary

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders		Meeting Agenda

Date:	Thursday, February 13, 2020	• Election of ten directors
Time:	4:30 p.m. Pacific Time

•   Advisory vote to approve executive compensation

•   Approval of the Amended ESPP

•   Ratification of PwC as our independent registered public accounting firm for fiscal year 2020

•   Transact any other business that properly comes before the Annual Meeting

Place:	3100 Hansen Way
Palo Alto, California 94304
Record Date:	December 16, 2019
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting Matters and Vote Recommendation

Voting Matter	Board vote recommendation

1. Election of directors	For each director nominee

2. Advisory vote to approve executive compensation	For

3. Approval of the Amended ESPP	For

4. Ratification of PwC as our independent registered public accounting firm for fiscal year 2020	For

Our Director Nominees

See Proposal One – “Election of Directors” for more information.

The following table provides summary information about each director nominee.

Name*	Age	Director since	Occupation	Other public boards	Committee memberships
					AC	EC	CC	NC	EX
Anat Ashkenazi (a) (b)	47	2018	Senior Vice President, Controller and Chief Financial Officer, Lilly Research Labs, Eli Lilly and Company	0	M		M
Jeffrey R. Balser (a)	57	2018	President and Chief Executive Officer of Vanderbilt University Medical Center and Dean of Vanderbilt University School of Medicine	0			M	M
Judy Bruner (a) (b)	61	2016	Former EVP, Administration and Chief Financial Officer, SanDisk Corporation	3	C	M			M
Jean-Luc Butel (a)	63	2017	Former President, International, Baxter International	1	M		C
Regina E. Dugan (a)	56	2013	Former VP of Engineering, Facebook, Inc.	1	M	C
R. Andrew Eckert (a) (b)	58	2004	Former Chief Executive Officer, Acelity L.P., Inc.	1			M	M	C
Phillip G. Febbo (a)	53	2019	Chief Medical Officer, Illumina, Inc.	0	M	M
David J. Illingworth (a)	66	2011	Former Chief Executive Officer, Smith & Nephew plc	1		M		C	M
Michelle M. Le Beau (a)	65	2019	Professor of Medicine, University of Chicago and Director, University of Chicago Medicine Comprehensive Cancer Center	0		M		M
Dow R. Wilson	60	2012	President and Chief Executive Officer, Varian Medical Systems, Inc.	1

(a)	Independent Director	(b)	Audit Committee Financial Expert
AC	Audit Committee	EX	Executive Committee
CC	Compensation and Leadership Development Committee	C	Chair
EC	Ethics and Compliance Committee	M	Member
NC	Nominating and Corporate Governance Committee

*	Timothy E. Guertin will retire from the Board of Directors immediately following the Annual Meeting.

Attendance

Each director nominee is a current director, and all directors attended at least 75% of the aggregate of all fiscal year 2019 meetings of the Board of Directors (the “Board”) and each committee on which he or she served.

Corporate Governance Highlights

We are committed to strong corporate governance and have adopted strong governance policies and practices that include:

•	Establishing an Ethics and Compliance Committee to oversee our ethical compliance programs and activities involving legal and ethical business conduct;
•	Adding six new independent directors to the Board since 2016;
•	Requiring our entire Board to be elected annually;
•	Appointing an “independent” non-employee director as Chairman and separating the roles of Chairman and Chief Executive Officer;
•	Having 90% of the Board members, and all members of our key Board committees, be independent;
•	40% of Board members are diverse;
•	Implementing a majority voting policy for director elections;
•	Adopting a guideline for director retirement;
•	Completing annual assessments of the Board and its committees;
•	Adopting stock ownership guidelines for our directors and executive officers;
•	Broad executive officer and director anti-pledging and anti-hedging policies;
•	Reviewing at least annually the Company’s business strategy and enterprise risk; and
•	Adopting a proxy access bylaw

Executive Compensation Matters

See Proposal Two “Advisory Vote on the Compensation of Our Named Executive Officers” and “Compensation of the Named Executive Officers and Directors” for more information.

Executive Compensation Advisory Vote

Our Board recommends that stockholders vote to approve, on an advisory basis, the compensation paid to our named executive officers, as described in this Proxy Statement, for the reasons discussed below.

Pay for performance

As illustrated in the following graph, 89% of the total target compensation opportunity of our Chief Executive Officer (“CEO”) was performance-based, with 100% of his long-term incentive (equity) awards subject to performance-based vesting, and 78% of our other named executive officers’ (“NEOs”) total target compensation opportunity was performance-based, with 60% of their long-term incentive (equity) awards subject to performance-based vesting.

CEO Other NEOs

Amended ESPP

See Proposal Three “Approval of the Varian Medical Systems, Inc. 2010 Employee Stock Purchase Plan, as Amended” for more information.

We ask that our stockholders approve the Amended ESPP, which was amended by our Board on October 22, 2019, subject to stockholder approval, to, among other things, eliminate the termination date of the 2010 ESPP. No new shares are being requested and no other material changes have been made to the 2010 ESPP which require stockholder approval other than the elimination of the termination date. In the event that our stockholders do not approve the Amended ESPP, the 2010 ESPP will terminate.

Auditors

See Proposal Four “Ratification of the Appointment of Our Independent Registered Public Accounting Firm” for more information.

We ask that our stockholders ratify the selection of PwC as our independent registered public accounting firm for fiscal year 2020.

Below is summary information about PwC’s fees for services provided in fiscal years 2019 and 2018.

Fiscal Year	2019	2018
Audit fees	$5,793,031	$4,806,765
Audit related fees	$160,460	$502,976
Tax fees	$1,050,397	$936,488
All other fees	$16,880	$20,050

Total	$7,020,768	$6,266,279

2021 Annual Meeting

Stockholder proposals submitted for inclusion in our 2021 proxy statement pursuant to SEC Rule 14a-8 must be received by us no later than August 22, 2020.

The nomination notice and other materials required by our proxy access bylaw provisions must be delivered to us no earlier than July 30, 2020 and no later than August 29, 2020.

Notice of stockholder proposals to be raised from the floor of the 2021 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be delivered to us no earlier than October 16, 2020 and no later than November 15, 2020.

GENERAL INFORMATION

Q:	Who is soliciting my proxy?

A:

The Board of Directors (the “Board”) of Varian Medical Systems, Inc. (“we,” “us,” “Varian” or the “Company”) is sending you this Proxy Statement in connection with the Board’s solicitation of proxies for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement thereof. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by mail, telephone, email or fax or in person. We have hired Georgeson LLC, 1290 Avenue of the Americas, New York, New York 10104, to assist in soliciting proxies from brokers, bank nominees and other stockholders.

Q:	Who is paying for this solicitation?

A:

We will pay for the solicitation of proxies. Our directors, officers and employees will not receive additional remuneration. We expect that we will pay Georgeson LLC not more than $9,500, plus reasonable out-of-pocket expenses, and also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:	What am I voting on?

A:	You will be voting on four proposals.

Proposal One is for the election of Anat Ashkenazi, Jeffrey R. Balser, Judy Bruner, Jean-Luc Butel, Regina E. Dugan, R. Andrew Eckert, Phillip G. Febbo, David J. Illingworth, Michelle M. Le Beau and Dow R. Wilson to the Board for a one-year term ending at the 2021 Annual Meeting of Stockholders.

Proposal Two is an advisory vote on the compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”) as described in this Proxy Statement.

Proposal Three is for the approval of the Amended ESPP, which, among other things, amends the existing 2010 ESPP to eliminate the termination date of the 2010 ESPP.

Proposal Four is the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2020.

Q:	Who can vote?

A:

Only our stockholders of record at the close of business on December 16, 2019 may vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials (consisting of the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 27, 2019, as filed with the SEC on November 25, 2019) over the Internet. Therefore, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. Starting on the date of distribution of the Notice, all stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice. If you request printed versions of the proxy materials by mail, the materials will also include a proxy card or other voting instruction form.

Q:	Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

A:

If you are a holder of record, you may elect to receive the Notice or other future proxy materials by email by logging into www.proxyvote.com and entering your email address before you vote if you are voting by Internet or any time at www.computershare.com/investor or http://enroll.icsdelivery.com/var. If your shares are registered in street name, please check with your broker, bank or other nominee about how to receive future proxy materials by email, or enroll at http://enroll.icsdelivery.com/var. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us otherwise. Delivering future notices by email will help us further reduce the cost and environmental impact of our stockholder meetings.

Q:	What is the difference between a stockholder of record and a “street name” holder?

A:	If your shares are registered directly in your name with Computershare Trust Company, N.A., our stock transfer agent, you are considered the stockholder of record for those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the method described under “How do I vote and how do I revoke my proxy?” below.

Q:	How do I vote and how do I revoke my proxy?

A:

If you hold your shares in your own name as a stockholder of record, you may vote your shares either in person at the meeting or by proxy. To vote in person, please bring a form of identification, such as a valid driver’s license or passport, and proof that you were a stockholder as of December 16, 2019, and we will give you a ballot when you arrive. To vote by proxy, please vote in one of the following ways:

•	Via the Internet. You may vote through the Internet at www.proxyvote.com by following the instructions provided in the Notice.

•	Via Mail. If you received your proxy materials or request printed copies by mail, you may vote by mail by marking, dating, signing and mailing the proxy card in the envelope provided.

Voting by proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person—by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the applicable voting deadline by giving our Secretary written notice of your revocation, by submitting a later-dated proxy card or by voting again using the Internet (your Internet proxy is the one that will be counted).

If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you validly vote your shares over the Internet or by mail but do not provide any voting instructions, the individuals named as proxyholders will vote your shares FOR all directors, and FOR Proposals Two, Three and Four. In that case, the proxyholders will have full discretion and authority to vote in the election of directors and to allocate votes among any or all of the nominees for director in any order they determine.

If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank or other nominee. In most instances, you can do this over the Internet, or if you have received or request a hard copy of the proxy statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form using the envelope your broker, bank or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you would like to revoke your proxy, you must follow the broker, bank or other nominee’s instructions on how to do so. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee holding your shares.

Q:	What is the deadline for submitting a proxy?

A:

Internet voting facilities for stockholders of record will be available 24 hours a day. In order to be counted, proxies submitted by the Internet must be received by 11:59 p.m. Eastern Time on February 12, 2020. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What constitutes a quorum?

A:

On the record date, we had 90,909,154 shares of common stock, $1.00 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the Annual Meeting are present in person or represented by proxy.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:

Abstentions—If you specify that you wish to “abstain” from voting on an item, your shares will not be voted on that particular item. Abstentions are counted toward establishing a quorum. Abstentions have no effect on the election of directors and are included in the shares entitled to vote on Proposals Two, Three and Four. On Proposals Two, Three and Four, abstentions have the effect of a vote against the proposal.

Broker Non-Votes—Under the New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, including the ratification of the appointment of the independent registered public accounting firm. However, on non-routine matters such as the election of directors, the advisory vote to approve executive compensation and the approval of the Amended ESPP, your broker must receive voting instructions from you, as your broker does not have discretionary voting power for that particular item. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.

Q:	What vote is needed?

A:

For Proposal One, the election of directors, the ten nominees may be elected only upon the affirmative vote of a majority of the total votes cast. In other words, the number of votes cast “For” a nominee’s election must exceed 50% of the votes cast with respect to that nominee’s election, not including any abstentions. Votes “Against” a nominee’s election will count as a vote cast. However, abstentions or shares as to which a shareholder gives no authority or discretion, including “broker non-votes,” will have no effect and not count as a vote cast with respect to that nominee.

For Proposal Two, an affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the compensation of our Named Executive Officers as described in this Proxy Statement.

For Proposal Three, an affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Three is required to approve the Amended ESPP.

For Proposal Four, an affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Four is required to approve the ratification of the appointment of PwC as our independent registered public accounting firm.

Because your vote on Proposal Two is advisory, it will not bind the Board or the Compensation and Leadership Development Committee (the “Compensation Committee”). However, the Board and the Compensation Committee will review the voting results and take the results into consideration in making future determinations on executive compensation of our Named Executive Officers.

Q:	What happens if a director does not receive a majority of votes cast at the Annual Meeting?

A:

Prior to an election, each incumbent director submits a resignation letter whose effectiveness is contingent upon the incumbent director failing to receive more than 50% of the votes cast in an uncontested election. If an incumbent director does not receive a majority of the votes cast, the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

If a director’s offer of resignation is not accepted by the Board, the director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s offer of resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board pursuant to the provisions of our By-Laws.

Q:	Can I vote on other matters?

A:

You are entitled to vote on any other matters that are properly brought before the Annual Meeting. Our By-Laws limit the business conducted at any annual meeting to (1) business in the notice of the annual meeting, (2) business directed by the Board and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has met the requirements for submitting stockholder proposals provided in our By-Laws. Under our By-Laws, a stockholder must notify our Secretary in writing (at our Palo Alto, California headquarters) of the proposal not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2021 Annual Meeting of Stockholders will be no earlier than October 16, 2020 and no later than November 15, 2020. The notice must give a brief description of the business to be brought before the annual meeting, the reasons for conducting the business and the text of the proposal, as well as the name and address of the stockholder giving the notice and the beneficial owner on whose behalf the proposal is made, the number of shares owned and information about that beneficial ownership, all as detailed in our By-Laws. The notice must also describe any material interest the stockholder or beneficial owner has in the business and arrangements between such stockholder or beneficial owner and any other person in connection with the proposal and must include certain representations, all as detailed in our By-Laws.

To have your stockholder proposal be considered for presentation in the proxy statement and proxy card for our 2021 Annual Meeting of Stockholders, rather than just voted upon at the meeting without inclusion in the proxy statement and proxy card, a stockholder must submit to our Secretary (at our Palo Alto, California headquarters) a written proposal no later than August 22, 2020. The submission must contain the information required under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”).

We do not expect any matters other than those listed in this Proxy Statement to come before the Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Exchange Act, which includes matters that the proxyholders did not know were to be presented at least 90 days before the anniversary of the mailing of last year’s proxy statement.

Q:	How do I suggest potential candidates for director positions?

A:

A stockholder may suggest one or more potential candidates for consideration by the Board as nominees for election as one of our directors at an annual meeting of stockholders. This can be done by notifying our Corporate Secretary in writing at our Palo Alto, California headquarters not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2021 Annual Meeting of Stockholders will be no earlier than October 16, 2020 and no later than November 15, 2020. The notice must include all information about the potential candidate that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the potential candidate’s written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships, between such stockholder and a beneficial owner on whose behalf the potential candidacy is made and their affiliates and associates, or others acting in concert, on the one hand, and each potential candidate, and his/her affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the stockholder were a “registrant,” all as described in our By-Laws. The notice must also include certain additional information about and representations by the stockholder and/or the beneficial owner, all as detailed in our By-Laws.

Q:	How do I nominate candidates for director positions on the Proxy Statement under proxy access?

A stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in our Annual Meeting proxy materials director nominees constituting up to the greater of two nominees or 20% of the board, subject to the requirements specified in our Bylaws. This can be done by providing written notice on Schedule 14N as well as certain other documents and information, as detailed in our Bylaws, to our Corporate Secretary at our Palo Alto, California headquarters not less than 120 days nor more than 150 days before the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting of stockholders, which for the 2021 Annual Meeting of Stockholders will be no earlier than July 30, 2020 and no later than August 29, 2020. Please see Section 9 of our Bylaws for more information.

Q:	How does the Board select nominees for election to the Board?

A:

The Nominating and Corporate Governance Committee (the “Nominating Committee”) will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and members of our management, and does not evaluate potential candidates differently based upon the source of the potential candidate. The Nominating Committee considers and evaluates each properly submitted potential candidate for director in an effort to achieve a balance of skills and characteristics on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to NYSE-listed companies and other regulatory requirements applicable to us. Please refer to “Proposal One—Election of Directors” and our Corporate Governance Guidelines for additional details on our policy, process and membership criteria. A stockholder may recommend potential candidates for director by notifying our Corporate Secretary in writing (at our Palo Alto, California headquarters) as detailed in the question and answer above.

Q:	How may I communicate with the Board of Directors?

A:

Stockholders and other interested parties may communicate directly with the Board, the Board’s Chairman or any other director or with the independent directors as a group or any other group of directors through the Board’s Chairman by sending an email to lead.director@varian.com. Messages received will be forwarded to the appropriate director or directors.

Q:	When and where is the Annual Meeting being held?

A:

The Annual Meeting will be held on Thursday, February 13, 2020 at 4:30 p.m. Pacific Time at our headquarters at 3100 Hansen Way, Palo Alto, California 94304. If you need directions to the Annual Meeting so that you may attend or vote in person, please contact our Investor Relations department at investors@varian.com.

Q:	How can I find the results of the Annual Meeting?

A:

Preliminary results will be announced at the Annual Meeting. Final results also will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

PROPOSAL ONE

ELECTION OF DIRECTORS

BOARD RECOMMENDATION VOTE “FOR” EACH OF THE NOMINEES

Our Board; Selection of Nominees

At this Annual Meeting, you and the other stockholders will elect ten individuals to serve as directors. Our entire Board is subject to election at each annual meeting of stockholders, and each director will serve until his or her successor has been elected, unless such director dies, resigns, retires or is disqualified or removed.

Our Nominating Committee is charged with identifying, evaluating and recommending to the full Board director nominees. There are no minimum qualifications for directors. The Nominating Committee generally seeks individuals who have or provide:

•	Knowledge about our industries and technologies;

•	Experience in industries beyond healthcare;

•	International business experience;

•	Cultural, gender, ethnic or age diversity;

•	Experience in financial oversight and with the financial community, and a strong reputation with the financial community;

•	Experience in business management and the potential to succeed top management in the event of an unexpected necessary Board intervention;

•	Broad experience at policy making in business, government, education, technology or public interest; or

•	Business contacts, knowledge or influence useful to our business and product lines.

We believe that all of our directors should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform and carry out all director duties in a responsible manner. Each director must also represent the interests of all stockholders. Further, while we do not have a formal diversity policy, our Board and Nominating Committee are committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected.

When seeking new director candidates, the Nominating Committee will consider potential candidates for directors submitted by Board members, members of our management and our stockholders. The Nominating Committee does not evaluate candidates differently based upon the source of the nominee. Dr. Febbo and Dr. Le Beau were recommended for appointment to the Board by a third-party search firm.

All of the nominees are now members of the Board.

In nominating Mr. Eckert, the Board and Nominating and Governance Committee also considered our guideline for director retirement that provides that a director should not serve on the Board for more than 15 years or after a director reaches the age of 75. This guideline may be waived as the Board deems appropriate. Mr. Eckert will have served for 16 years as of October 2020 and, accordingly, would not be eligible to serve out a full term based on the retirement guideline. The Board and Nominating Committee considered Mr. Eckert’s expertise, his extensive experience with the Company, his position as Chairman of the Board, as well as the needs of the Company and the benefit that his continued service on the Board could provide and determined that notwithstanding the retirement guideline, it was in the best interest of the Company and its stockholders to allow for his nomination for election at the Annual Meeting and continued service until the Annual Meeting in 2021.

Mr. Guertin is not standing for re-election and will retire from the Board immediately following the Annual Meeting. The Company thanks Mr. Guertin for his dedicated service and valuable contribution as a member of the Board since 2005.

The individuals named as proxyholders will vote your proxy for the election of the ten nominees unless you direct them to withhold your vote. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute.

Set forth below are the names and ages of these nominees, the years they became directors, their principal occupations or employment for at least the past five years, the names of other public companies for which they serve as a director or have served as a director during the past five years. Also set forth are the specific experience, qualifications, attributes or skills that led our Nominating Committee to conclude that each person should serve as a director. All of our directors have held high-level positions in companies and have experience in dealing with complex issues. We believe that each is an individual of high character and integrity and has the ability to exercise sound judgment.

Anat Ashkenazi Age: 47 Director Since: 2018 Independent Occupation: Public Company Executive

Principal occupation, business experience and directorships

•  Positions at Eli Lilly and Company, a global pharmaceutical company:

•  Senior Vice President, Controller and Chief Financial Officer, Lilly Research Labs (September 2016—present)

•  Vice President, Finance and Chief Financial Officer, Lilly Diabetes and Lilly Global Manufacturing and Quality (April 2015—September 2016)

•  Chief Financial Officer, Lilly Oncology (October 2013—April 2015)

•  Other Current Public Company Board Memberships: None

•  Prior Public Company Board Memberships in Past Five Years: None

Experience, qualifications, attributes or skills supporting directorship

•  Over 20 years of in-depth financial management and planning experience including corporate finance and financial services

•  Extensive experience in the pharmaceutical industry having worked for Eli Lilly and Company across different therapeutic areas and disciplines

•  Experience in global and regional strategic planning, organizational redesign, and Six Sigma implementation

Jeffrey R. Balser Age: 57 Director Since: 2018 Independent Occupation: CEO of an Academic Medical Center

Principal occupation, business experience and directorships

•  President and Chief Executive Officer of Vanderbilt University Medical Center (May 2016—present)

•  Dean, Vanderbilt University School of Medicine (October 2008—present)

•  Vice Chancellor for Health Affairs, Vanderbilt University Medical Center (June 2009—April 2016)

•  Associate Vice Chancellor for Research, Vanderbilt University Medical Center (January 2004—October 2008)

•  Other Current Public Company Board Memberships: None

•  Prior Public Company Board Memberships in Past Five Years: None

Experience, qualifications, attributes or skills supporting directorship

•  In-depth knowledge of the healthcare industry, hospital operations and managed care industry

•  Experience in management and strategic planning of hospital and physician practice, medical education, clinical and basic research through service as

Chief Executive Officer and Dean, and previously as chief research officer, of a leading academic medical institution

•  Licensed Medical Doctor, Board certified in Anesthesiology and Critical Care Medicine

Judy Bruner Age: 61 Director Since: 2016 Independent Occupation: Former Public Company Executive

Principal occupation, business experience and directorships

•  Positions at SanDisk Corporation, a global leader in flash memory storage solutions:

•  Executive Vice President, Administration and Chief Financial Officer (June 2004—May 2016)

•  Member of Board of Directors (June 2002—July 2004)

•  Senior Vice President and Chief Financial Officer, Palm, Inc., a manufacturer of personal digital assistants (September 1999—June 2004)

•  Vice President, Finance & Corporate Controller, 3Com Corporation, a digital electronics manufacturer (May 1998—September 1999)

•  Other Current Public Company Board Memberships: Applied Materials, Inc., a provider of engineering solutions; Rapid7, a security data and analytics solutions provider; Seagate Technology PLC, a data storage company

•  Prior Public Company Board Memberships in Past Five Years: Brocade Communications Systems, Inc., a technology company specializing in data and storage networking products

Experience, qualifications, attributes or skills supporting directorship

•  Over 35 years of financial management experience in the high technology industry

•  Deep experience with compliance and enterprise risk management

•  Audit committee chair experience

•  Significant mergers and acquisitions experience

•  Membership on boards of other public companies

Jean-Luc Butel Age: 63 Director Since: 2017 Independent Occupation: Former Public Company Executive

Principal occupation, business experience and directorships

•  Positions at Baxter International, a health care company providing a portfolio of renal and hospital products:

•  President, International (January 2015—June 2015)

•  Corporate Officer, Operating Committee Member, Corporate Vice President and President, International (February 2012—December 2014)

•  Positions at Medtronic, Inc., a global leader in medical technology:

•  Corporate Officer, Executive Committee Member, Executive Vice President; Group President International (January 2011—January 2012)

•  Corporate Officer, Executive Committee Member, Senior Vice President and President, Medtronic International (May 2008—December 2010)

•  Corporate Officer, Executive Committee Member, Senior Vice President, Medtronic and President, Medtronic Asia Pacific (August 2003—April 2008)

•  Other Senior Management Experience: President, Johnson & Johnson Independence Technology; President, Worldwide Consumer Healthcare, Becton Dickinson

•  Other Current Public Company Board Memberships: Takeda Pharmaceutical Company Limited, a global pharmaceuticals company focused on metabolic disorders, gastroenterology, neurology, inflammation and oncology

•  Prior Public Company Board Memberships in Past Five Years: Biosensors International Group, Ltd., a medical device company specializing in interventional cardiology procedures and critical care technologies

Experience, qualifications, attributes or skills supporting directorship

•  Extensive experience in sales, operations and general management of healthcare companies through his service as an executive of several large U.S. healthcare companies

•  Extensive experience leading international business operations of large U.S. healthcare companies, including in Europe, Asia and North and South America

Regina E. Dugan Age: 56 Director Since: 2013 Independent Occupation: Startup CEO

Principal occupation, business experience and directorships

•  Chief Executive Officer of a stealth startup in the technology sector (February 2019—present)

•  Vice President of Engineering, Facebook, Inc., leading Building 8, a team charged with developing and delivering next generation consumer hardware to market (May 2016—January 2018)

•  Vice President of Engineering, Google, Inc., leading the Advanced Technology and Products group, a group charged with breakthrough innovations in mobile computing and accelerating the development of promising technologies to market (February 2014—April 2016)

•  Senior Vice President, Google owned Motorola Mobility LLC, a mobile technology company Google acquired in May 2012 (March 2012— February 2014)

•  Director, Defense Advanced Research Projects Agency (DARPA), a breakthrough product development organization of the U.S. Department of Defense (July 2009—March 2012)

•  Co-Founder, President and Chief Executive Officer, RedXDefense LLC, a security solutions company (2005—July 2009)

•  Co-Founder, President and Chief Executive Officer, Dugan Ventures, an investment firm (currently a non-voting partner) (2001—July 2009)

•  Other Current Public Company Board Memberships: Zynga Inc., a social game developer

•  Prior Public Company Board Memberships in Past Five Years: None

Experience, qualifications, attributes or skills supporting directorship

•  Experience leading DARPA, the principal agency within the U.S. Department of Defense responsible for product development, research, demonstration and fielding of high-risk, high-payoff capabilities

•  Familiarity with defense, security and commercial industries

•  Expertise with a wide range of advanced technologies and demonstrated track record in moving to use new technologies, from sensor systems to big data products

•  Years of experience serving in senior executive positions with responsibilities including fostering innovation and developing strategic business relationships across diverse industries and commercial entities large and small

•  Experience serving on the board of another public company

R. Andrew Eckert Age: 58 Director Since: 2004 Chairman Since: 2014 Independent Occupation: Former CEO of Private and Public Companies

Principal occupation, business experience and directorships

•  Chief Executive Officer, Acelity L.P., Inc., a global advanced wound care company (April 2017—October 2019)

•  Chief Executive Officer, Valence Health, a healthcare solutions company (August 2015—October 2016)

•  Chief Executive Officer, TriZetto Corporation, a healthcare IT solutions firm (March 2014—November 2014)

•  Chief Executive Officer, CRC Health Corporation, a provider of substance abuse treatment and adolescent youth services (January 2011—March 2014)

•  Managing Director, Symphony Technology Group, a private equity firm (October 2009—January 2011)

•  President and Chief Executive Officer, Eclipsys Corporation, a former publicly traded healthcare information management software provider (October 2005—May 2009)

•  Chief Executive Officer, SumTotal Systems, Inc., an enterprise software provider (2004—2005)

•  Chief Executive Officer, Docent Inc., an enterprise software provider that was acquired by SumTotal Systems (2002—2004)

•  Chairman and Chief Executive Officer, ADAC Laboratories, a former publicly traded medical imaging company (1997—2001)

•  Other Current Public Company Board Memberships: Becton, Dickinson and Company, a global medical technology company

•  Prior Public Company Board Memberships in Past Five Years: None

Experience, qualifications, attributes or skills supporting directorship

•  Extensive experience obtained over 15 years serving as an executive officer of several public companies, including a medical imaging company and healthcare information management company

•  Deep knowledge of operational, financial, strategic planning, product development and marketing matters

•  Experience serving on the board of directors of several public companies in the healthcare industry

Phillip G. Febbo Age: 53 Director Since: 2019 Independent Occupation: Public Company Executive

Principal occupation, business experience and directorships

•  Chief Medical Officer, Illumina, Inc. (March 2018—present)

•  Chief Medical Officer, Genomic Health, Inc. (2013—March 2018)

•  Professor of Medicine and Urology at the University of California, San Francisco (UCSF) (2010—2013)

•  Service on the board of directors of the American College of Medical Genetics and Genomics Foundation (2018—present)

•  Other Current Public Company Board Memberships: None

•  Prior Public Company Board Memberships in Past Five Years: None

Experience, qualifications, attributes or skills supporting directorship

•  Broad experience in medical strategy and managing resources strategically on a global scale across areas like product development, evidence generation, product marketing, and sales, gained from service as the Chief Medical Officer of two genomic health companies

•  Deep knowledge in cancer research, clinical and academic research programs, including through service as the principal investigator of clinical trials funded by National Institute of Health, Department of Defense, and various industry and non-profit foundation grants

•  Critical insights in evaluating data of various cancer treatments and leveraging multidisciplinary care to optimize patient outcomes

David J. Illingworth Age: 66 Director Since: 2011 Independent Occupation: Former Public Company CEO

Principal occupation, business experience and directorships

•  Chief Executive Officer, Smith & Nephew plc, a medical devices company (July 2007—April 2011)

•  Chief Operating Officer and Division President, Smith & Nephew plc (2002—July 2007)

•  Other Senior Management Experience: President, XL Vision, Inc.; Chairman and Chief Executive Officer, VidaMed, Inc.; President, Nellcor Puritan Bennett LLC; and Managing Director, Asia/Pacific, GE Medical Systems

•  Other Current Public Company Board Memberships: Domtar, Inc., a manufacturer of fiber-based products

•  Prior Public Company Board Memberships in Past Five Years: None.

Experience, qualifications, attributes or skills supporting directorship

•  In-depth knowledge of the medical technology industry

•  Extensive experience in sales, operations and general management in the United States, United Kingdom and Asia through his service as an executive of various medical technology companies

•  Service on the board of directors and as a member of the audit committee and the environmental, health, safety and sustainability committee, of another public medical device company

Michelle M. Le Beau Age: 65 Director Since: 2019 Independent Occupation: Professor and Director of an Academic Cancer Center

Principal occupation, business experience and directorships

•  Positions at the University of Chicago:

•  Arthur and Marian Edelstein Professor of Medicine, Section of Hematology/Oncology (1986—present)

•  Director, University of Chicago Medicine Comprehensive Cancer Center (2004—present)

•  Board Member of the University of Chicago Medicine Cancer Council (2012—present)

•  Director, Cancer Cytogenetics Laboratory (1986—present)

•  Other Current Public Company Board Memberships: None

•  Prior Public Company Board Memberships in Past Five Years: None

Experience, qualifications, attributes or skills supporting directorship

•  Extensive experience with cancer research, clinical and research program development, and structure and operation of academic cancer centers

•  Deep knowledge of academic and government cancer research priorities, and opportunities across the cancer research and care continuum

•  Service on (i) numerous scientific advisory boards for academic cancer centers, including advisory boards and working groups for the National Cancer Institute of the U.S. National Institutes of Health, (ii) the board of directors of professional organizations in oncology and cancer research (e.g. the American Association for Cancer Research and the American Society of Hematology), and (iii) multiple non-profit organizations in cancer research, advocacy, outreach and education (e.g. the American Cancer Society)

•  Doctoral degree in Genetics, and board-certified in clinical cytogenetics by the American Board of Medical Genetics and Genomics

•  In-depth knowledge of the biology and development of human cancers

Dow R. Wilson Age: 60 Director Since: 2012 Occupation: President and CEO of Varian

Principal occupation, business experience and directorships

•  Positions at the Company:

•  President and Chief Executive Officer (September 2012—present)

•  Corporate Executive Vice President and Chief Operating Officer (October 2011—September 2012)

•  Corporate Executive Vice President and President, Oncology Systems (August 2005—September 2011)

•  Corporate Vice President and President, Oncology Systems (January 2005—August 2005)

•  Prior to joining the Company in January 2005, held various senior management positions in and outside of the United States with General Electric Company, a diversified industrial company

•  Other Current Public Company Board Memberships: Agilent Technologies, a research, development and manufacturing company for life science

•  Public Company Board Memberships in Past Five Years: Saba Software, an e-learning software provider; Varex Imaging Corporation, a leading independent supplier of medical X-ray tubes and image processing solutions

•  U.S. Government Appointments:

•  Presidential appointment to U.S. President’s Advisory Council on Doing Business in Africa (November 2014—January 2019)

•  Appointed to U.S. Department of Commerce’s US-Brazil CEO Forum in April 2019

•  Board member of the US-India Strategic Partnership Forum, a non-profit focused on driving economic growth, job creation, innovation, inclusion, and entrepreneurship in the U.S. and India

Experience, qualifications, attributes or skills supporting directorship

•  Deep knowledge of our business, strategy and technology gained through serving as President of our Oncology Systems business and Chief Operating Officer before becoming our President and Chief Executive Officer

•  Significant knowledge of domestic and international medical and healthcare industries gained from serving in management positions at General Electric

•  Critical insight into operational requirements of a company with worldwide reach, knowledge of corporate and business unit strategies, and operational expertise, each gained from executive management experience at two large, global organizations

•  Experience serving on the board of directors and as lead director of another public company

Summary of Director Nominee Core Competencies and Composition Highlights

The following chart summarizes the competencies that the Board considers valuable to effective oversight of the Company and illustrates how the current Board members individually and collectively represent these key competencies. The lack of an indicator for a particular competency does not mean that the director does not possess that qualification, skill or experience—we look to each director to be knowledgeable in these areas. Rather, the indicator represents a core competency that the director brings to the Board.

Ashkenazi Balser Bruner Butel Dugan Eckert Febbo Illingworth Le Beau Wilson
INDUSTRY KNOWLEDGE Contributes to a deeper understanding of healthcare trends and technologies and our business strategy, operations, key performance indicators and competitive environment.	•	•		•		•	•	•	•	•
GLOBAL BUSINESS EXPERIENCE Critical to cultivating and sustaining business and governmental relationships internationally and providing oversight of our multinational operations.	•		•	•	•	•	•	•		•
PUBLIC COMPANY EXECUTIVE EXPERIENCE Contributes to the Board’s understanding of our business strategy; demonstrates leadership ability.	•		•	•	•	•	•	•		•
RISK MANAGEMENT Contributes to the identification, assessment and prioritization of risks facing the Company.	•	•	•	•	•	•	•	•	•	•

TECHNOLOGY/CYBER SECURITY

A significant background working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation and extend or create new business models; contributes to the Board’s understanding of cyber security risks.

		•	•		•	•	•

MERGERS & ACQUISITIONS

A history of leading growth through acquisitions and other business combinations, with the ability to assess “build or buy” decisions, analyze the fit of a target with the Company’s strategy and culture, accurately value transactions, and evaluate operational integration plans.

	•		•	•		•		•		•

GENDER/ETHNIC DIVERSITY

Representation of gender and/or ethnic diversity that expands the Board’s understanding of the needs and viewpoints of our customers, partners, employees, governments and stockholders worldwide.

	•		•		•				•

INDEPENDENCE

Varian requires that at least two- thirds of its Board members are independent. The Board has determined that all director nominees, other than Mr. Wilson, meet the independence standards set by the NYSE.

TENURE The average tenure of the director nominees is approximately five years, which reflects a balance of company experience and new perspectives.	DIVERSITY The Board is committed to achieving a diverse and broadly inclusive membership. Four of our ten director nominees are diverse, based on gender.

Governance of the Corporation

Overview

We are committed to strong corporate governance and have adopted policies and practices that comply with or exceed the NYSE listing requirements and the Exchange Act. These policies and practices include:

Ethical Conduct and Strong Governance

•	The Board’s Ethics and Compliance Committee (the “Ethics Committee”) oversees our ethical compliance programs and compliance with requirements involving legal and ethical business conduct.

•	The Board’s Corporate Governance Guidelines articulate clear corporate governance policies, which include basic director duties and responsibilities.

•	The Board has adopted a Code of Conduct applicable to all of our employees, including the executive officers, and to our directors.

•

We have hotlines for employees to report concerns regarding ethics and financial matters, including accounting, internal controls and audit concerns, and the Audit Committee has established procedures for anonymous submission of these matters.

•

The Board has adopted a policy regarding conflicts of interest and “related-person transactions” under which potential conflicts of interest and related-person transactions must be reviewed and pre-approved by the Nominating Committee. The Nominating Committee has determined that certain categories of transactions are pre-approved under this policy. Please refer to the discussion under “Certain Relationships and Related Transactions” for more information on this policy and the related procedures.

•	Directors are expected to attend all stockholder meetings, and all current directors that were members of the Board at the time of the 2019 Annual Meeting of Stockholders attended the Annual Meeting.

•	The Board conducts an annual assessment on its effectiveness and the effectiveness of each of its committees.

•

The Board encourages director continuing education through a mix of in-house and third-party presentations and programs. The Nominating Committee is charged with tracking director continuing education. We pay or reimburse directors for expenses associated with attending these continuing education events.

•	We do not maintain a stockholders’ rights plan or “poison pill.”

Director Independence

•

In fiscal year 2014, the Board appointed an “independent” non-employee director as Chairman, and since 2006 we have separated the roles of Chairman and Chief Executive Officer. Mr. Eckert served in the capacity of lead independent director from February 2012 to February 2014 and has served as Chairman since February 2014.

•

90% of the Board members are independent of the Company and our management. The definition of “independent” is included in our Corporate Governance Guidelines, which can be found through the “Corporate Governance” link on the Investors page on our website at www.varian.com.

•	All members of our key Board committees—the Audit Committee, the Compensation Committee, the Ethics Committee and the Nominating Committee—are independent.

Majority Voting

•

The Company’s Bylaws and Corporate Governance Guidelines include a majority voting standard for uncontested director elections. If the number of nominees timely nominated for an annual meeting does not exceed the number of directors to be elected, each nominee shall be elected if the nominee receives the affirmative vote of a majority of the total votes cast, not including any abstentions. Prior to an election, each incumbent director submits a resignation letter whose effectiveness is contingent upon the incumbent director failing to receive more than 50% of the votes cast in an uncontested election. If an incumbent director does not receive a majority of the votes cast, the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Proxy Access

•

Our By-Laws permit eligible stockholders to be able to nominate candidates for election to the Board in accordance with procedures providing for proxy access. This proxy access provision may be used by an eligible stockholder, or a group of up to 20 eligible stockholders, who has continuously owned at least three percent or more of the outstanding shares of our common stock for three years before, and including the day of, submitting a nomination notice, and who continues to hold the qualifying minimum number of shares through the date of the applicable annual meeting of stockholders. The proxy access provision provides that an eligible stockholder, or a group of eligible stockholders, may nominate up to the greater of (i) 20% of the total number of directors who are members of the Board as of the last day on which a nomination notice may be submitted, or (ii) two directors.

Board Structure

•	Our entire Board is elected annually.

•	The Board has added six new independent directors to the Board since August 2016, including most recently Dr. Febbo and Dr. Le Beau, and has a commitment to inclusiveness and diversity.

•

The Board has adopted a guideline for director retirement that provides that a director should not serve on the Board for more than 15 years or after a director reaches the age of 75. This guideline may be waived if the Board deems appropriate, as in the case of Mr. Eckert.

•	Our Corporate Governance Guidelines contain committee rotation guidelines that recommend adding a new member to each committee every three years.

•

The annual cycle of agenda items for Board and committee meetings reflects Board and committee requests and changing business and legal issues. The Board receives regularly scheduled presentations from our finance, legal and compliance departments and major business units and operations, and reviews enterprise risk at least annually. The Board’s and committees’ annual agenda includes, among other items, our long-term strategic plans, periodic reports on progress against long-term strategic plans, emerging and disruptive technologies, potential acquisition or investment targets, capital projects and evaluation of the Chief Executive Officer and management and Board succession.

Director Independence

The Board has determined that all of our directors, except Mr. Wilson, are “independent” for purposes of the NYSE listing requirements and under our Corporate Governance Guidelines. Mr. Wilson, our President and Chief Executive Officer, is an employee and therefore not “independent.” The Board considered transactions and relationships, both direct and indirect, between each director (and his or her immediate family) and the Company and its subsidiaries and affirmatively determined that none of Ms. Ashkenazi, Dr. Balser, Ms. Bruner, Mr. Butel, Ms. Dugan, Mr. Eckert, Dr. Febbo, Mr. Guertin, Mr. Illingworth and Dr. Le Beau has any material relationship, either direct or indirect, with us other than as a director and stockholder.

Additionally, in making its determination the Board analyzed the following relationships and determined that these relationships are not inconsistent with a determination that these directors are “independent” for purposes of the NYSE listing requirements and under our Corporate Governance Guidelines:

•	Dr. Balser is the Chief Executive Officer of Vanderbilt University Medical Center, which is a customer of ours.

•	Mr. Eckert serves as an outside director of a company from whom we are licensing and with whom we are developing certain technology.

Board Meetings

The Board met five times in fiscal year 2019. Four of these Board meetings included executive sessions of either the independent directors or the non-management directors, or both, with Mr. Eckert presiding at such meetings. We have five standing committees of the Board: the Audit Committee, the Compensation Committee, the Ethics Committee, the Nominating Committee and the Executive Committee. Each current director attended at least 75% of the total Board meetings and meetings of the committees on which they served that were held in fiscal year 2019. Directors are encouraged to attend meetings of committees on which they do not serve as members. However, each of the Audit Committee, the Compensation Committee, the Ethics Committee and the Nominating Committee regularly hold executive sessions of only the committee members or non-management directors.

Board Leadership Structure

The Board has adopted Corporate Governance Guidelines designed to promote the functioning of the Board and its committees. These Corporate Governance Guidelines address Board composition, Board functions and responsibilities, qualifications, leadership structure, committees and meetings.

Our Corporate Governance Guidelines do not indicate a particular Board structure, and the Board is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chairman and the Chief Executive Officer may be filled by one individual or two. The Board has determined that having Mr. Eckert, who is “independent” within the meaning of the NYSE listing standards, serve as Chairman and Mr. Wilson serve as Chief Executive Officer is in the best interests of the stockholders. We have separated the roles of Chief Executive Officer and Chairman in recognition of the differences between the two roles as they are presently defined. The Chief Executive Officer is responsible for setting our strategic direction and for our day-to-day leadership and performance, while the Chairman provides guidance to the Chief Executive Officer and leads the Board. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Director Stock Ownership Guidelines

To align the Board’s interests with the interests of our stockholders, the Board has adopted stock ownership guidelines for its members. The guidelines state that each director should own shares of common stock (which for this purpose includes shares subject to stock unit awards) with a value at least equal to five times his or her applicable annual retainer fee. Directors who were first appointed or elected to the Board after February 2004 must achieve the guideline within five years after such appointment or election. At the end of fiscal year 2019, all directors met the guidelines or were within the allowed time frame for meeting the guidelines. All directors are subject to our insider trading policy, which also includes certain restrictions on hedging and pledging Company securities. Please see “Prohibition on Hedging and Pledging Company Securities and Insider Trading Policy” below for more information.

The Board’s Role in Risk Oversight

Our Company faces a number of risks, including operational, economic, financial, legal, regulatory and competitive risks. Our management is responsible for the day-to-day management of the risks we face. While our Board, as a whole, has ultimate responsibility for the oversight of risk management, it administers its risk oversight role in part through the Board committee structure, with the Audit Committee, the Compensation Committee, the Ethics Committee and Nominating Committee responsible for monitoring and reporting on the material risks associated with their respective subject matter areas.

The Board’s role in our risk oversight process includes receiving regular reports from members of senior management, as well as external advisors such as Pay Governance LLC (“Pay Governance”) and PwC, on areas of material risk to us, including operational, economic, financial, legal, regulatory and competitive risks. The full Board (or the appropriate committee in the case of risks that are reviewed by a particular committee) receives these reports from those responsible for the relevant risk in order to enable the Board to understand our risk exposures and the steps that management has taken to monitor and control these exposures. When a committee receives the report, the Chairman of the relevant committee generally provides a summary to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role. The Audit Committee assists the Board in the oversight and monitoring of principal risk exposures related to financial statements, legal, regulatory and other matters, as well as related mitigation efforts. The Audit Committee is also tasked with reviewing cybersecurity risks and incidents and any other risks and incidents relevant to our computerized information system controls and security, and discussing if any such risks and incidents should be disclosed in our periodic filings with the SEC. The Compensation Committee assesses, at least annually, the risks associated with our compensation policies. The Ethics Committee assists the Board in oversight and monitoring of principal risks related to ethical compliance matters, such as compliance with anti-corruption and anti-bribery laws, as well as related mitigation efforts. The Nominating Committee assists the Board in oversight of risks that we have relative to compliance with corporate governance standards.

Board Committees and Committee Meetings

Each of our standing committees has a written charter approved by the Board that clearly establishes the committee’s roles and responsibilities. Copies of the charters for the Audit Committee, the Compensation Committee, the Ethics Committee, the Executive Committee and the Nominating Committee, as well as our Corporate Governance Guidelines and Code of Conduct, can be found through the “Corporate Governance” link on the Investors page on our website at www.varian.com. Please note that information on, or that can be accessed through, our website is not part of the proxy soliciting materials, is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, and, except for information filed by the Company under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.

Audit Committee

Chair: Ms. Bruner

Additional Members: Ms. Ashkenazi, Mr. Butel, Ms. Dugan and Dr. Febbo*

Meetings in Fiscal Year 2019: 13

*	Dr. Febbo joined after the end of fiscal year 2019.

Functions

The Audit Committee performs the following principal functions:

•	Oversees our accounting and financial reporting process and audits of financial statements.

•

Assists the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and of the independent registered public accounting firm, and (v) the principal risk exposures facing the corporation that are related to financial statements, legal, regulatory and other similar matters, as well as the corporation’s related mitigation efforts.

•	Prepares the Audit Committee Report included in our proxy statement.

•	Reviews and approves our foreign exchange exposure management policy, including but not limited to entering swaps thereunder and the exemption of swaps from any execution and clearing requirements.

•

Reviewing cybersecurity risks and incidents and any other risks and incidents relevant to our computerized information system controls and security, and discussing if any such risks and incidents should be disclosed in our periodic filings with the SEC.

•	Reports to the Board the results of its monitoring and recommendations.

•	Provides to the Board any additional information and materials as the committee may determine is necessary to make the Board aware of significant financial matters requiring the Board’s attention.

Member Qualifications

Each member of the Audit Committee meets the additional requirements regarding independence for Audit Committee members under the NYSE listing requirements. The Board has determined that Ms. Bruner is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon her experience as the Chief Financial Officer of Sandisk Corporation between 2004 and 2016 and as the Chief Financial Officer of Palm, Inc. between 1999 and 2004 and her formal education represented by her MBA from the University of Santa Clara. The Board has also determined that Ms. Ashkenazi is an “audit committee financial expert” based upon her experience as the Chief Financial Officer of Lilly Research Labs from 2016 to the present, as the Chief Financial Officer of Lilly Diabetes and Lilly Global Manufacturing Operations from 2015 to 2016, as the Chief Financial Officer of Lilly Oncology from 2013 to 2015 and her formal education represented by her MBA from Tel-Aviv University. Additionally, the Board has determined that Mr. Butel, Ms. Dugan and Dr. Febbo are each financially literate.

As of November 2019, Ms. Bruner served on the audit committees of the boards of directors of four public companies, including the Audit Committee of our Board. Our Board determined that Ms. Bruner’s simultaneous service on the audit committees of the boards of directors of four public companies would not impair her ability to effectively serve on our Audit Committee.

Compensation and Leadership Development Committee

Chair: Mr. Butel

Additional Members: Ms. Ashkenazi*, Dr. Balser and Mr. Eckert

Meetings in Fiscal Year 2019: 7

*	Ms. Ashkenazi joined after the end of fiscal year 2019.

Functions

The Compensation Committee performs the following principal functions:

•	Discharges the Board’s responsibilities relating to compensation of our executive officers.

•	Evaluates our compensation plans, policies and programs for executive officers and recommends the establishment of policies dealing with various compensation and employee benefit plans.

•	Administers our executive stock and cash incentive plans.

•	Provides advice on management development matters that have major implications for the growth, development and depth of our management team, including reviewing succession plans.

•	Reviews and discusses with management and recommends to the Board whether the disclosures under “Compensation Discussion and Analysis” should be included in our proxy statement.

•	Reviews the compensation paid to directors for service on the Board and its committees.

•

Assesses, at least annually, the risks associated with our compensation policies, and reports to the Board and the Audit Committee whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

The Compensation Committee determines all compensation for our executive group, including our CEO. Before making decisions on compensation for each of the executives other than the CEO, the Compensation Committee reviews with our CEO, each individual’s performance and accomplishments over the prior year. Except for his own position, our CEO makes recommendations to the Compensation Committee about base salary increases, any changes to the incentive plan target awards and the amount of equity awards for each executive. However, the Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits. The Compensation Committee meets alone with its independent advisors to develop and establish a proposal for the CEO’s pay. This proposal is reviewed with the other independent members of the Board before the Compensation Committee ultimately determines the CEO’s pay.

Compensation Committee Advisors

To independently assist and advise the Compensation Committee, the Compensation Committee has retained Pay Governance since May 2016. The engagement with Pay Governance is exclusively with the Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses. Pay Governance has no relationship with the Company or management except as it may relate to performing services on behalf of the Compensation Committee. The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that no conflict of interest exists that would prevent them from independently representing the Compensation Committee.

Typically, on an annual basis, the compensation consultant reviews and analyzes our executive compensation programs, compensation strategy and effectiveness of pay delivery. The compensation consultant provides market information on compensation trends and practices and makes recommendations to the Compensation Committee based on competitive data. The compensation consultant advises the Compensation Committee chair on agenda items for Compensation Committee meetings, reviews management proposals and is available to perform special projects at the Compensation Committee chair’s request. The compensation consultant also periodically provides the Compensation Committee with updates on regulatory and legislative developments pertaining to executive compensation and compensation committee governance. The compensation consultant provides analyses and recommendations that inform the Compensation Committee’s decisions, but does not decide or approve any compensation actions. As needed, the Compensation Committee also consults with the compensation consultant on program design changes.

Member Qualifications

In addition to being independent, each member of the Compensation Committee is a “non-employee director” for purposes of the Exchange Act and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Ethics and Compliance Committee

Chair: Ms. Dugan

Additional Members: Ms. Bruner, Dr. Febbo*, Mr. Guertin**, Mr. Illingworth, and Dr. Le Beau***

Meetings in Fiscal Year 2019: 4

*	Dr. Febbo joined after the end of fiscal year 2019.

**	Mr. Guertin will retire from the Board immediately following the Annual Meeting.

***	Dr. Le Beau joined after the end of fiscal year 2019.

Functions

The Ethics Committee performs the following principal functions:

•	Oversees compliance with legal, regulatory and global trade requirements.

•	Oversees compliance programs designed to foster legal and ethical business conduct, interactions with government officials and interactions with healthcare providers.

•	Develops and recommends to the Board our Code of Conduct.

Nominating and Corporate Governance Committee

Chair: Mr. Illingworth

Additional Members: Dr. Balser, Mr. Eckert and Dr. Le Beau*

Meetings in Fiscal Year 2019: 4

*	Dr. Le Beau joined after the end of fiscal year 2019.

Functions

The Nominating Committee performs the following principal functions:

•	Develops and recommends to the Board for adoption or amendment, our Corporate Governance Guidelines, and policy regarding conflicts of interest and related person transactions.

•	Identifies, evaluates and recommends to the Board potential nominees to the Board, including stockholder suggestions.

•

Reviews with the Board annually the independence, skills and characteristics of all individual members and the skills and characteristics of the Board as a whole in determining whether to recommend incumbent directors for re-election.

•

Evaluates and makes recommendations to the Board concerning the size of the Board, the appointment of directors to Board committees, the qualifications of committee members and the selection of Board committee chairs.

•	Oversees the annual review of director independence and evaluation of the Board’s performance.

Executive Committee

Chair: Mr. Eckert

Additional Members: Ms. Bruner and Mr. Illingworth

Meetings in Fiscal Year 2019: 1

Functions

The Executive Committee performs the following principal functions:

•	Acts on matters when a meeting of the full Board is impracticable.

•	Has all the powers of the Board except those powers reserved by law to the full Board.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

BOARD RECOMMENDATION

VOTE “FOR” THE APPROVAL OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

Background to the Advisory Vote

Pursuant to Section 14A of the Exchange Act, which was adopted by Congress as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, stockholders are able to cast an annual vote to approve on an advisory (non-binding) basis the compensation of the Named Executive Officers. It is expected that the next such advisory vote will occur at the 2021 Annual Meeting of Stockholders.

Philosophy of Our Executive Compensation Program

The Compensation Committee believes that attracting, motivating and retaining a team of high-performing executives with strong thought leadership, industry and subject matter expertise is critical to advancing the interests of stockholders. To promote these objectives, the Compensation Committee is guided by the following principles in developing our executive compensation program and in making pay decisions:

•

Attraction and Retention of Key Talent. The pay program should enable the company to attract and retain individuals with the background, experience, and talent required to lead the development and successful implementation of the Company’s business strategy.

•

Performance-Driven Compensation. A high proportion of total compensation should be at risk and subject to achievement of annual and long-term operating and strategic goals that deliver long-term value creation for both customers and stockholders.

•	Stockholder Alignment. Long-term incentives should be awarded in Company stock to increase the alignment of executive interests with those of stockholders.

•	Appropriately Balance Short- and Long-term Performance Orientation. The mix of incentives should place emphasis on achievement of long-term sustainable growth and profitability.

•

Total Compensation Context. Pay decisions should be made in the context of total compensation relative to pay practices of competitors for key talent and in consideration of individual performance, experience, knowledge, and internal parity among peers.

The Compensation Committee regularly assesses the program to ensure it is aligned with the Company’s evolving business strategy and is effective in supporting its talent needs.

Varian’s Fiscal Year 2019 Performance

Strong fiscal year 2019 performance. For the second year in a row, we delivered double digit revenue growth as a company. We achieved strong results on our other growth priorities in fiscal year 2019 as outlined below. Our core business performance is accelerating and being powered by our continuous innovation cycle. We have strong momentum exiting our fourth quarter in our core business and our acquisitions are delivering on growth expectations.

Growth Priorities	FY 2019 Results
Innovate in Radiation Therapy

•  9% growth in oncology gross orders

•  50%+ share of global radiation therapy market

•  200+ gross orders for Halcyon™

•  Record TrueBeam® orders and revenue

•  5% growth in linear accelerator installed base (an increase of 439 units), bringing total to 8,496 units

•  8% of revenue invested in R&D to drive innovation and extend technology leadership

•  17 orders for Ethos, the world’s first AI driven adaptive radiation therapy platform, since 2019 ASTRO launch

•  Acquired Cancer Treatment Solutions International (“CTSI”); CTSI facilitates the use of clinical processes and technology solutions that ensure the delivery of precise, consistent and safe care to cancer patients worldwide

Leverage Artificial Intelligence, Machine Learning, and Cloud Solutions

•  16% growth in software revenue

•  5,500+ unique software installations globally

•  25,000+ patients on our Noona® platform, providing patient reported outcomes and extending into life sciences market

•  First cloud deployment of our flagship enterprise suite of ARIA® and Eclipse™

Grow Emerging Business and Technologies

•  Entered into the interventional oncology market via the acquisitions of Endocare, Inc (“Endocare”), Hangzhou Alicon Pharm Sci & Tec Co., Ltd. (“Alicon”) and Boston Scientific’s embolic microspheres business

•  Acquired CyberHeart with an IP portfolio that covers the use of radiation in the heart (cardiac radioablation) and other forms of radiosurgery for cardiovascular disease

Our strategy is delivering value to patients, clinicians and our stockholders. Over the past seven years, our stock price has increased 121% as illustrated in the following graph.

Value of $1.00 invested at FYI 2012 (Using fiscal year end share price)

Alignment of executive incentives with our growth and value creation strategy. In fiscal year 2018, we revised our executive incentive plans to further align them with our growth and value creation strategy including moving to an economic profit measure under our annual incentive plan, and we continued to leverage these design changes for fiscal year 2019.

GUIDING PRINCIPLE	2019 INCENTIVE PLAN DESIGN
Growth	Annual Cash Incentives

Invest in R&D to drive new product development / innovation and in appropriate levels of capital expenditure (“CAPEX”) to build capacity for growth

Achieve operating efficiencies to drive growth

Promote efficient capital allocation for acquisitions that expand our business base

Includes an economic profit measure to encourage balance between short and long-term decision making that:

•  combines growth and return,

•  includes a cost charged on the capital employed to generate growth and earnings, and

•  treats R&D and CAPEX like investments while holding management accountable for earning a return on cumulative investments over time

Long-Term Focus	Performance Share Unit (“PSU”) and Performance Stock Option (“PSO”) Awards

Use multi-year performance metrics focused on rewarding value creation and aligning interests with stockholders

Set 3-year goals tied to a combination of revenue growth and change in EBIT margin, two primary measures of value creation

For fiscal year 2019 awards, we adjusted the threshold performance goal to require positive revenue growth in order to receive any payout

Relative Performance	Relative Total Stockholder Return (“TSR”) Modifier for PSUs and PSOs

Adjust rewards for significant over or under performance versus peers

Index relative TSR to 48 Business Model Peers in the healthcare industry (as described below in the Relative TSR Modifier section for the fiscal year 2019 PSU and PSO awards)

•  Cap maximum PSU and PSO payout at 100% of target if TSR ranks in the bottom quartile of Business Model Peers

•  Set minimum PSU and PSO payout at 100% of target if TSR ranks in the top quartile of Business Model Peers

For fiscal year 2020 PSU and PSO awards, the TSR modifier has been further refined (as described in more detail in the Stockholder Engagement section below)

CEO Pay for Performance	CEO Long-Term Incentive Award Mix

Further align CEO pay with performance for stockholders	Grant 100% of CEO long-term incentive equity awards in performance-vested awards consisting of PSOs and PSUs

Alignment of CEO realizable pay with Company performance. Inclusive of the above plan design changes and as illustrated in the following charts, in fiscal year 2019:

•	89% of our CEO’s total target compensation opportunity was performance-based, with 100% of his long- term incentive (equity) awards subject to performance-based vesting.

•	78% of our other Named Executive Officers’ total target compensation opportunity was performance- based, with 60% of their long-term incentive (equity) awards subject to performance-based vesting.

CEO Other NEOs

We set rigorous short- and long-term incentive goals and use equity in long-term incentives to ensure executive compensation is aligned with stockholder value creation.

•	CEO realizable pay versus stockholders’ returns. The following graph shows Varian’s stock price relative to CEO target compensation and realizable pay over the last several years.

CEO Realizable Pay* vs. Varian FYE Share Price

*

The assumptions that were used to calculate the amounts set forth in this chart appear in the “CEO realizable pay versus stockholders’ returns” section in the “Compensation Discussion and Analysis” set forth below.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 401 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion, is hereby APPROVED.

As an advisory vote, the vote on Proposal Two is not binding. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

PROPOSAL THREE

THE APPROVAL OF THE VARIAN MEDICAL SYSTEMS, INC. 2010 EMPLOYEE

STOCK PURCHASE PLAN, AS AMENDED

BOARD RECOMMENDATION

VOTE “FOR” THE APPROVAL OF THE VARIAN MEDICAL SYSTEMS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

We are asking you and the other stockholders to approve the Varian Medical Systems, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”), as amended by our Board on October 22, 2019, subject to stockholder approval, to, among other things, eliminate the termination date of the 2010 ESPP (the 2010 ESPP, as amended, the “Amended ESPP”). No new shares are being requested and no other material changes have been made to the 2010 ESPP, which require stockholder approval other than the elimination of the termination date.

Reasons to Approve the Amended ESPP

If the Board had not amended the 2010 ESPP, it would have expired in November 2019. No awards have been or will be granted under the Amended ESPP unless stockholders approve the Amended ESPP. The Board believes that stockholders should approve the Amended ESPP because it is an important component of the overall compensation package we offer to our employees. The Amended ESPP provides eligible employees with an opportunity to purchase shares of our common stock at a discount through payroll deductions and to benefit from stock price appreciation, thus enhancing the alignment of employee and stockholder interests.

In the event that our stockholders do not approve this Proposal Three, the 2010 ESPP will terminate.

Description of the Amended ESPP

Set forth below is a summary of the other principal features of the Amended ESPP and its operation. The Amended ESPP is set forth in its entirety as Appendix A to this Proxy Statement, and all descriptions of the Amended ESPP contained in this Proposal Three are qualified by reference to Appendix A.

Purpose

The Amended ESPP provides eligible employees of the Company and its participating subsidiaries with the opportunity to purchase common stock through payroll deductions at a discount. The Amended ESPP is intended to qualify as an employee stock purchase plan under Section 423(b) of the Internal Revenue Code of 1986, as amended, for employees in the United States.

Administration of the Amended Plan

The Compensation Committee of the Board will administer the Amended ESPP. The Compensation Committee has full authority to interpret and determine the provisions of the Amended ESPP, to determine eligibility, to determine the terms of future offering periods and to otherwise oversee its operations.

Authorized Shares

The Amended ESPP provides for the purchase of up to 7 million shares of our common stock. The Board will make appropriate adjustments, if any, in the number, kind and purchase price of the shares available for purchase under the Amended ESPP, the maximum number of shares subject to the Amended ESPP and the per participant purchase limit described below in the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in our capital structure. As of December 2, 2019, an aggregate of 4,913,716 shares of our common stock remain available for issuance under the Amended ESPP.

Eligibility

Most employees of the Company and its participating subsidiaries are eligible to participate in the Amended ESPP. However, an employee is not eligible if he or she owns or has the right to acquire 5% or more of our voting stock or of our subsidiaries. Also, an employee is not eligible if he or she normally is not scheduled to work at least five months every calendar year or at least 20 hours per week. Directors who are not employees and consultants are not eligible to participate in the Amended ESPP. As of the date of this proxy statement, participation in the Amended ESPP is only available to employees of the Company and subsidiaries in the United States. As of September 27, 2019, approximately 3,413 employees in the United States, including five executive officers, were eligible to participate in the Amended ESPP. If the employees of all our non-U.S. subsidiaries were allowed to participate in the Amended ESPP, the aggregate number of employees that would be eligible to participate in the Amended ESPP on a world-wide basis would be approximately 9,826 employees.

Participation, Offering Periods and Purchase of Shares

Throughout each offering period, eligible employees have the right to make contributions to the Amended ESPP through payroll deductions generally ranging from 1% to 10% of their regular wages. At the end of each purchase period in the offering period, a participant’s accumulated payroll deductions are used to purchase our common stock at 85% of the lower of its then fair market value or the fair market value at the start of the offering period. The employee immediately becomes the vested owner of the shares purchased, but acquires the rights of a stockholder only upon issuance of the shares. No employee will have a right to purchase more than $25,000 of our common stock under the Amended ESPP in any calendar year (based on the fair market value at the time the right is granted). In addition, the maximum number of shares of our common stock purchasable by any participant in any purchase period will not exceed 1,000 shares, subject to adjustment by the Compensation Committee from time to time. A participant may withdraw from the Amended ESPP at such times as the Compensation Committee permits and automatically ceases to be a participant when no longer an eligible employee.

Amendment and Termination of the 2010 Employee Stock Purchase Stock Plan

Our Amended ESPP will remain in effect until terminated by the administrator in accordance with the terms of the Amended ESPP. Our board of directors has the authority to amend, suspend, or terminate our Amended ESPP at any time and for any reason.

U.S. Federal Tax Aspects

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended ESPP and is based upon the federal income tax laws in effect on the date of this proxy statement and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code for employees in the United States. The granting of the right to purchase shares under the Amended ESPP has no immediate tax consequence to either the participating employee or us. For tax purposes, employees do not recognize income at the time they purchase stock under the Amended ESPP. If the employee does not dispose of the stock acquired within the later of two years from the date the purchase right was granted and one year from the date the shares were transferred, upon subsequent disposition of the shares the employee will recognize ordinary income to the extent of the lesser of (a) the amount by which the fair market value (i.e., the market price) of the shares at the time the purchase right was granted exceeded the purchase price or (b) the amount by which the fair market value of shares at the time of their disposition exceeded the purchase price. Any further gain will be taxed as a capital gain. We will not be allowed an income tax deduction for shares transferred to an employee under the Amended ESPP if those shares are held for the required period.

If the employee disposes of the stock within the one and/or two-year periods described above, the employee will recognize ordinary income to the extent the fair market value of the shares on the date of purchase exceeded the purchase price. Any further gain will be taxed as a capital gain. We will be allowed an income tax deduction to the extent the employee recognizes ordinary income in such a disposition.

New Amended ESPP Benefits

No awards were issued, and no shares were purchased under the 2010 ESPP following the amendment of the 2010 ESPP. Further, the Amended ESPP does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the Amended ESPP. Because benefits under the Amended ESPP will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Amended ESPP is approved by our stockholders.

Historical Plan Benefits

The following table shows, as to each of our named executive officers and the other individuals and groups indicated, the number of shares of our common stock purchased under the 2010 ESPP from the inception of the 2010 ESPP through the most recent purchase date. On December 2, 2019, the closing price per share of our Common Stock was $134.53.

Name and position (1)	Number of shares subject to stock awards
Dow R. Wilson (2)	3,316
President and Chief Executive Officer
Gary E. Bischoping, Jr.	0
President, Interventional Oncology Solutions (Former Chief Financial Officer)
Kolleen T. Kennedy	1,361
President, Proton Solutions and Chief Growth Officer
Christopher A. Toth	0
Senior Vice President and President, Oncology Systems
John W. Kuo	3,244
Senior Vice President, General Counsel and Corporate Secretary
All current executive officers as a group (5 persons) (3)	7,921
All current directors who are not executive officers as a group (10 persons) (4)(5)	358
All current and former employees, including all current officers who are not executive officers, as a group (6)	2,077,751

(1)

No awards have been granted under the 2010 ESPP to any associate of any of our directors (including nominees) or executive officers, and no person received 5% or more of the total awards granted under the 2010 ESPP since its inception.

(2)	Mr. Wilson is also a nominee for election as a director.

(3)

This group includes Mr. Wilson, Ms. Kennedy, Mr. Toth, Mr. Kuo and J. Michael Bruff who succeeded Mr. Bischoping as Senior Vice President, Finance and Chief Finance Officer on December 1, 2019. We do not consider Mr. Bischoping, who currently serves as President, Interventional Oncology Solutions, to be an executive officer at this time.

(4)	This group includes all the nominees for election as a director other than Mr. Wilson.

(5)	Includes 358 shares that were purchased by Mr. Guertin when he was the Chief Executive Officer of the Company.

(6)	Excludes any shares that were purchased by the current executive officers of the Company under the 2010 ESPP.

Equity Compensation Plan Information

The following table provides information as of September 27, 2019 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

(In millions, except price per share) Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2.9	(2)	$97.66	10.7	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	2.9		$97.66	10.7

(1)

The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units, deferred stock units and performance units, which have no exercise price.

(2)

Consists of stock options (including performance-based options), restricted stock units, deferred stock units and performance units granted under the Fifth Amended and Restated 2005 Omnibus Stock Plan (the “Fifth Amended 2005 Plan”). The number of shares subject to outstanding performance awards assumes the target payout with respect to such awards.

(3)

Includes 5.7 million shares available for future issuance under the Fifth Amended 2005 Plan. Also includes 5.0 million shares available for future issuance under the 2010 ESPP, including shares subject to purchase during the current offering period, which commenced on October 29, 2019 (the exact number of which will not be known until the purchase date on May 1, 2020). Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant under the 2010 ESPP on any one purchase date in any offering period, including the current offering period, will not exceed 1,000 shares.

Recommendation of the Board

The Board recommends that you vote “For” the approval of the Varian Medical Systems, Inc. 2010 Employee Stock Purchase Stock Plan, as amended.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BOARD RECOMMENDATION

VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020

Selection of the Accounting Firm

The Audit Committee has appointed PwC as our independent registered public accounting firm to perform the audit of our financial statements for fiscal year 2020, and we are asking you and other stockholders to ratify this appointment. Since 1962, PwC or its predecessors has been our independent accounting firm.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. The Audit Committee also noted that our PwC engagement audit partner is subject to regular rotation and such rotation occurs at least every five years. As a matter of good corporate governance, the Board, upon recommendation of the Audit Committee, has determined to submit to stockholders for ratification the appointment of PwC. In the event that a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Four does not ratify this appointment of PwC, the Audit Committee will review its future appointment of PwC.

We expect that a representative of PwC will be present at the Annual Meeting and that representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally requested annually and any pre-approval is detailed as to the particular service, which must be classified in one of the four categories of services. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. Additionally, the Chair of the Audit Committee has also been delegated the authority to pre-approve particular services, subject to ratification by the Audit Committee at the next meeting. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the SEC rules on accountant independence.

Principal Accountant Fees and Services

The following is a summary of the fees billed or to be billed to us by PwC for professional services rendered for the fiscal years ended September 27, 2019 and September 28, 2018:

Fee Category	Fiscal Year 2019	Fiscal Year 2018
Audit Fees	$5,793,031	$4,806,765
Audit-Related Fees	$160,460	$502,976
Tax Fees	$1,050,397	$936,488
All Other Fees	$16,880	$20,050

Total Fees	$7,020,768	$6,266,279

Audit Fees.    Consist of fees billed or to be billed for professional services rendered for the annual audit of our consolidated financial statements (as well as the related attestation report on the Company’s internal control over financial reporting) and review of the interim consolidated financial statements included in our Form 10-Q Quarterly Reports and services that PwC normally provides in connection with statutory and regulatory filings or engagements, including audit and review services provided in connection with the Company’s acquisitions.

Audit-Related Fees.    Consist of fees billed or to be billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services primarily include consultations concerning financial accounting and reporting standards.

Tax Fees.    Consist of fees billed or to be billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, tax planning, consulting and assistance on business restructuring and tax advice on mergers and acquisitions. Tax compliance fees were approximately $195,637 and $141,074 in fiscal years 2019 and 2018, respectively. All other tax fees were approximately $854,760 and $795,414 in fiscal years 2019 and 2018, respectively.

All Other Fees.    Consist of fees for products and services other than the services reported above. All Other Fees for fiscal years 2019 and 2018 were primarily related to (1) attestations to ensure regulatory compliance and (2) annual subscription to accounting literature.

The Audit Committee determined that PwC’s provision of these services and the fees that we paid for these services, are compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee pre-approved all services that PwC provided in fiscal years 2019 and 2018 in accordance with the pre-approval policy discussed above.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board (the “Audit Committee”) consists of the five directors whose names appear below. Each member of the Audit Committee meets the definition of “independent director” and otherwise qualifies to be a member of the Audit Committee under the New York Stock Exchange listing requirements.

The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually, and did so at the August 2019 Audit Committee meeting.

As required by the charter, the Audit Committee reviewed the Company’s audited financial statements for fiscal year 2019 and met with management, as well as with representatives of PwC, the Company’s independent registered public accounting firm, to discuss the audited financial statements. The Audit Committee also discussed with members of PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee received the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and discussed with members of PwC its independence from management and the Company.

Based on these reviews and discussions and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal year 2019 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2019.

Furthermore, in connection with the standards for independence promulgated by the SEC, the Audit Committee reviewed the services provided by PwC, the fees the Company paid for these services, and whether the provision of the services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.

The Audit Committee has selected PwC to be the Company’s independent registered public accounting firm for fiscal year 2020. In doing so, the Audit Committee considered the results from its review of PwC’s independence, including (a) all relationships between PwC and the Company and any disclosed relationships or services that may impact their objectivity and independence, (b) PwC’s performance and qualification as an independent registered public accounting firm and (c) the fact that the PwC engagement audit partner is rotated on a regular basis as required by applicable laws and regulations. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of PwC to the stockholders for ratification. In the event that a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter does not ratify this appointment, the Audit Committee will review its future appointment of PwC.

Judy Bruner (Chair)

Anat Ashkenazi

Jean-Luc Butel

Regina E. Dugan

Phillip G. Febbo

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

This table shows as of December 2, 2019: (1) the beneficial owners of more than five percent of our common stock and the number of shares they beneficially owned based on information provided in their most recent filings with the SEC; and (2) the number of shares each director, each nominee for director and each Named Executive Officer and all directors, nominees for director and executive officers as a group beneficially owned, as reported by each person. Except as otherwise indicated, the address of each person or group is 3100 Hansen Way, Palo Alto, California 94304. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted, each person or group has sole voting and investment power over the shares shown in this table. For each individual and group included in the table below, the percentage ownership is calculated by dividing the number of shares beneficially owned by the person or group, which includes the number of shares of common stock that the person or group had the right to acquire on or within 60 days after December 2, 2019 by the sum of the 90,957,025 shares of common stock outstanding on December 2, 2019, plus the number of shares of common stock that the person or group had the right to acquire on or within 60 days after December 2, 2019.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned	Percent of Class
Stockholders
The Vanguard Group, Inc. (1)	9,936,941	10.9%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc. (2)	7,237,070	8.0%
55 East 52nd Street
New York, NY 10055
Loomis, Sayles & Co., L.P. (3)	5,613,273	6.2%
One Financial Center
Boston, MA 02111

Directors, Nominees for Director and Named Executive Officers
Anat Ashkenazi	—	*
Jeffrey R. Balser	356	*
Judy Bruner (4)	4,311	*
Jean-Luc Butel (5)	2,880	*
Regina E. Dugan (6)	9,928	*
R. Andrew Eckert (7)	17,556	*
Phillip G. Febbo .	9	*
Timothy E. Guertin (8)	42,053	*
David J. Illingworth (9)	18,552	*
Michelle M. Le Beau	—	*
Dow R. Wilson (10)	380,689	*
Gary Bischoping, Jr. (11)	22,230	*
Kolleen T. Kennedy (12)	34,466	*
John W. Kuo (13)	42,631	*
Christopher A. Toth (14)	12,297	*
All directors, nominees for director and executive officers as a group (15 persons) (15)	568,686	*

*	The percentage of shares of common stock beneficially owned does not exceed one percent of the shares of common stock outstanding at December 2, 2019.

(1)

Based on a Schedule 13G/A filed February 11, 2019, The Vanguard Group, Inc. has sole power to vote 112,809 of these shares, shared power to vote 32,410 of these shares, sole power to dispose of 9,792,826 of these shares and shared power to dispose of 144,115 of these shares.

(2)	Based on a Schedule 13G/A filed February 6, 2019, BlackRock, Inc. has sole power to vote 6,389,647 of these shares and sole power to dispose of 7,237,070 of these shares.

(3)	Based on a Schedule 13G/A filed February 14, 2019, Loomis, Sayles & Co., L.P. has sole power to vote 4,044,959 of these shares and sole power to dispose of 5,613,273 of these shares.

(4)	Amount shown includes 2,870 deferred stock units that have vested but that are subject to deferred distribution.

(5)	Amount shown includes 1,871 deferred stock units that have vested but that are subject to deferred distribution.

(6)	Amount shown includes 1,990 deferred stock units that have vested but that are subject to deferred distribution.

(7)	Amount shown includes 5,651 shares that may be acquired under exercisable stock options. Also includes 1,990 deferred stock units that have vested but that are subject to deferred distribution.

(8)	Amount shown includes 1,990 deferred stock units that have vested but that are subject to deferred distribution and 32,125 shares held in a trust of which Mr. Guertin is the trustee.

(9)	Amount shown includes 5,651 shares that may be acquired under exercisable stock options. Also includes 1,990 deferred stock units that have vested but that are subject to deferred distribution.

(10)	Amount shown includes 301,484 shares that may be acquired under exercisable stock options.

(11)	Amount shown includes 19,947 shares that may be acquired under exercisable stock options.

(12)	Amount shown includes 2,485 shares that may be acquired under exercisable stock options.

(13)	Amount shown includes 4,072 shares that may be acquired under exercisable stock options.

(14)	Amount shown includes 10,048 shares that may be acquired under exercisable stock options.

(15)

Amount shown includes 332,156 shares that may be acquired under exercisable stock options and 32,125 shares held in trusts, including those described in footnote 8, held by all persons who are directors, nominees for director and/or executive officers of the Company as of December 2, 2019, which includes Mr. Bruff who succeeded Mr. Bischoping as Senior Vice President, Finance and Chief Finance Officer on December 1, 2019. We do not consider Mr. Bischoping, who currently serves as President, Interventional Oncology Solutions, to be an executive officer at this time.

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that each person who at any time during the 2019 fiscal year was a director or an executive officer or held more than 10% of our common stock filed the required reports on time in fiscal year 2019 except for Mr. Balser who filed a late Form 4 on December 4, 2019 to report a restricted stock unit award that was granted to him on November 15, 2018. In addition, following a review of our stock records, it was discovered that Mr. Eckert did not report eight transactions in which he gifted an aggregate of 866 shares. Such transactions were subsequently reported in a Form 5 that was filed on November 1, 2019.

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND DIRECTORS

Executive Summary

Our executive incentive plans are aligned with our growth and value creation strategy,

and our CEO’s realizable compensation is aligned with our performance.

Growth and value creation strategy. Varian is recognized as a global leader in radiation therapy for cancer, and we are driven by our mission to create a world without fear of cancer. During fiscal year 2019, we expanded our leadership in radiation therapy and made significant progress towards our long-term strategy of transforming into a multi-disciplinary integrated cancer care company.

Global Radiotherapy Leader Global Leader in Multi-Disciplinary, Integrated Cancer Care Solutions

Strong fiscal year 2019 performance. For the second year in a row, we delivered double digit revenue growth as a company. We achieved strong results on our other growth priorities in fiscal year 2019 as outlined below. Our core business performance is accelerating and being powered by our continuous innovation cycle. We have strong momentum exiting our fourth quarter in our core business and our acquisitions are delivering on growth expectations.

Growth Priorities	FY 2019 Results
Innovate in Radiation Therapy

•  9% growth in oncology gross orders

•  50%+ share of global radiation therapy market

•  200+ gross orders for Halcyon™

•  Record TrueBeam® orders and revenue

•  5% growth in linear accelerator installed base (an increase of 439 units), bringing total to 8,496 units

•  8% of revenue invested in R&D to drive innovation and extend technology leadership

•  17 orders for Ethos, the world’s first AI driven adaptive radiation therapy platform, since 2019 ASTRO launch

•  Acquired Cancer Treatment Solutions International (“CTSI”); CTSI facilitates the use of clinical processes and technology solutions that ensure the delivery of precise, consistent and safe care to cancer patients worldwide

Leverage Artificial Intelligence, Machine Learning, and Cloud Solutions

•  16% growth in software revenue

•  5,500+ unique software installations globally

•  25,000+ patients on our Noona® platform, providing patient reported outcomes and extending into life sciences market

•  First cloud deployment of our flagship enterprise suite of ARIA® and Eclipse™

Grow Emerging Business and Technologies

•  Entered into the interventional oncology market via the acquisitions of Endocare, Inc (“Endocare”), Hangzhou Alicon Pharm Sci & Tec Co., Ltd. (“Alicon”) and Boston Scientific’s embolic microspheres business

•  Acquired CyberHeart with an IP portfolio that covers the use of radiation in the heart (cardiac radioablation) and other forms of radiosurgery for cardiovascular disease

Our strategy is delivering value to patients, clinicians and our stockholders. Over the past seven years, our stock price has increased 121% as illustrated in the following graph.

Value of $1.00 invested at FYI 2012 (Using fiscal year end share price)

Alignment of executive incentives with our growth and value creation strategy. In fiscal year 2018, we revised our executive incentive plans to further align them with our growth and value creation strategy including moving to an economic profit measure under our annual incentive plan, and we continued to leverage these design changes for fiscal year 2019.

GUIDING PRINCIPLE	2019 INCENTIVE PLAN DESIGN
Growth	Annual Cash Incentives

Invest in R&D to drive new product development / innovation and in appropriate levels of capital expenditure (“CAPEX”) to build capacity for growth

Achieve operating efficiencies to drive growth

Promote efficient capital allocation for acquisitions that expand our business base

Includes an economic profit measure to encourage balance between short and long-term decision making that:

•  combines growth and return,

•  includes a cost charged on the capital employed to generate growth and earnings, and

•  treats R&D and CAPEX like investments while holding management accountable for earning a return on cumulative investments over time

Long-Term Focus	Performance Share Unit (“PSU”) and Performance Stock Option (“PSO”) Awards
Use multi-year performance metrics focused on rewarding value creation and aligning interests with stockholders

Set 3-year goals tied to a combination of revenue growth and change in EBIT margin, two primary measures of value creation

For fiscal year 2019 awards, we adjusted the threshold performance goal to require positive revenue growth in order to receive any payout

Relative Performance	Relative Total Stockholder Return (“TSR”) Modifier for PSUs and PSOs
Adjust rewards for significant over or under performance versus peers

Index relative TSR to 48 Business Model Peers in the healthcare industry (as described below in the Relative TSR Modifier section for the fiscal year 2019 PSU and PSO awards)

•  Cap maximum PSU and PSO payout at 100% of target if TSR ranks in the bottom quartile of Business Model Peers

•  Set minimum PSU and PSO payout at 100% of target if TSR ranks in the top quartile of Business Model Peers

For fiscal year 2020 PSU and PSO awards, the TSR modifier has been further refined (as described in more detail in the Stockholder Engagement section below)

CEO Pay for Performance	CEO Long-Term Incentive Award Mix
Further align CEO pay with performance for stockholders	Grant 100% of CEO long-term incentive equity awards in performance-vested awards consisting of PSOs and PSUs

Alignment of CEO realizable pay with Company performance. Inclusive of the above plan design changes and as illustrated in the following charts, in fiscal year 2019:

•	89% of our CEO’s total target compensation opportunity was performance-based, with 100% of his long- term incentive (equity) awards subject to performance-based vesting.

•	78% of our other Named Executive Officers’ total target compensation opportunity was performance- based, with 60% of their long-term incentive (equity) awards subject to performance-based vesting.

CEO Other NEOs

We set rigorous short- and long-term incentive goals and use equity in long-term incentives to ensure executive compensation is aligned with stockholder value creation.

•	CEO realizable pay versus stockholders’ returns. The following graph shows Varian’s stock price relative to CEO target compensation and realizable pay over the last several years.

CEO Realizable Pay* vs. Varian FYE Share Price

*

“Target TDC” is the sum of (i) the salary paid, (ii) the target annual incentive, and (iii) the grant date fair value of long-term incentives from each fiscal year’s Summary Compensation Table. “Realizable TDC” for each fiscal year is the sum of (i) the salary paid, (ii) the annual incentive earned and paid for the fiscal year, (iii) the time-vested RSUs granted in that fiscal year valued at the stock price on applicable vesting date(s) if vested or September 27, 2019 if unvested, (iv) the intrinsic value of time-vested stock options valued as of September 27, 2019, (v) the number of earned PSUs valued at the stock price when earned, (vi) the number of unearned PSUs valued as of September 27, 2019, and (vii) the intrinsic value of the number of PSOs estimated to vest valued as of September 27, 2019. The intrinsic value is equal to the difference between our stock price on September 27, 2019 and the option/PSO exercise price. The estimated number of fiscal year 2018 and 2019 PSUs to be earned and the estimated number of fiscal year 2018 and 2019 PSOs to vest assumes target achievement of performance goals and relative TSR modifiers. The decline in the CEO’s Realizable TDC in fiscal year 2019 largely reflects the fact that the exercise price of his 2019 PSOs exceeded our stock price on September 27, 2019.

Say on Pay Vote History and Stockholder Engagement

Our Board and management are committed to maintaining sound and effective compensation and governance programs, with policies and programs reflecting leading practices and geared to building value for the Company’s stockholders. We have ongoing discussions with our stockholders to understand their perspectives and to communicate on a variety of corporate governance topics, including executive compensation practices. At our 2019 Annual Meeting of Stockholders, 93.7% of votes cast (for and against) were in favor of the advisory vote to approve executive compensation. Since the implementation of the Say-On-Pay stockholder advisory vote on the compensation of our named executive officers beginning at our 2011 Annual Meeting of stockholders, support from our stockholders for our executive compensation program and practices has averaged 93.8% of votes cast (for and against).

In evaluating our compensation practices in fiscal year 2019, the Compensation Committee was mindful of the high level of support our stockholders expressed for the Company’s executive compensation philosophy and practices. The Compensation Committee continued to apply the same principles and philosophy as in the prior fiscal year in determining executive compensation. The Committee and management also considered feedback received by stockholders. Consistent with stockholder feedback, we adjusted the threshold performance goal for fiscal year 2019 PSUs and PSOs to require positive revenue growth in order to receive any payout of PSU and PSO awards. In addition, in response to stockholder feedback, for fiscal year 2020 PSU and PSO awards, we have refined the TSR modifier to eliminate the minimum payout feature for top quartile TSR results. Specifically, for fiscal year 2020 awards, PSU and PSO payouts will be reduced by 25 percent if TSR ranks in the bottom quartile of Business Model Peers and will be increased by 25 percent if TSR ranks in the top quartile of Business Model Peers. The Compensation Committee will continue to consider stockholder concerns and feedback in the future.

Executive Compensation Practices Highlights

A set of practices strengthen the alignment of our compensation program with our stockholders’ interests:

What We Do:	What We DON’T Do:
✓ Independent Compensation Committee	✗ Target pay to any specified percentile of market
✓ Independent compensation advisor	✗ “Golden Parachute” tax gross ups
✓ NEOs employed “at will”	✗ NEO employment contracts
✓ Robust CEO & NEO stock ownership guidelines	✗ Permit directors and executive officers to engage in common stock margining, pledging or hedging
✓ Clawback policy that applies to our annual cash incentive plan and equity incentive plan	✗ Permit executive officers to sell Company stock without a 10b5-1 trading plan
✓ Annual compensation review and risk assessment	✗ Excessive NEO perquisites
✓ Annual stockholder “say on pay” vote	✗ Reprice and repurchase options without stockholder approval
✓ Award 100% of CEO and 60% of other NEO long-term incentive value in performance-vested equity awards	✗ Excessive pension/supplemental NEO retirement plan payouts
✓ Place caps on maximum payouts from our annual cash incentive plan and our PSU/PSO plans	✗ Single trigger acceleration of equity vesting or change in control payments
✓ Beginning in fiscal year 2018, require revenue growth to earn a payout for PSU and PSO awards	✗ Change in control severance payments without involuntary job loss or substantial diminution of duties
✓ Solicit detailed feedback regarding our compensation practices from stockholders throughout the year	✗ Excessive severance/change in control provisions that provide cash payments exceeding three times average annual cash compensation for the preceding five years
✓ Annual review of succession plan

Philosophy of Our Executive Compensation Program

The Compensation Committee believes that attracting, motivating and retaining a team of high-performing executives with strong thought leadership, industry and subject matter expertise is critical to advancing the interests of stockholders. To promote these objectives, the Compensation Committee is guided by the following principles in developing our executive compensation program and in making pay decisions:

•

Attraction and Retention of Key Talent. The pay program should enable the company to attract and retain individuals with the background, experience, and talent required to lead the development and successful implementation of the Company’s business strategy.

•

Performance-Driven Compensation. A high proportion of total compensation should be at risk and subject to achievement of annual and long-term operating and strategic goals that deliver long-term value creation for both customers and stockholders.

•	Stockholder Alignment. Long-term incentives should be awarded in Company stock to increase the alignment of executive interests with those of stockholders.

•	Appropriately Balance Short- and Long-term Performance Orientation. The mix of incentives should place emphasis on achievement of long-term sustainable growth and profitability.

•

Total Compensation Context. Pay decisions should be made in the context of total compensation relative to pay practices of competitors for key talent and in consideration of individual performance, experience, knowledge, and internal parity among peers.

The Compensation Committee regularly assesses the program to ensure it is aligned with the Company’s evolving business strategy and is effective in supporting its talent needs.

Program Overview

This Compensation Discussion and Analysis focuses on the following executives who were our named executive officers (“NEOs”) in fiscal year 2019:

Name	Title
Dow R. Wilson	President and Chief Executive Officer
Kolleen T. Kennedy	President, Proton Solutions and Chief Growth Officer
Gary E. Bischoping, Jr.	President, Interventional Oncology Solutions (Former Chief Financial Officer) (1)
John W. Kuo	Senior Vice President, General Counsel and Corporate Secretary
Christopher A. Toth	President, Varian Oncology Systems

(1)

Mr. Bischoping served as the Company’s Senior Vice President, Finance and Chief Financial Officer in fiscal year 2019, and was succeeded by Mr. Bruff on December 1, 2019. Mr. Bischoping now serves as the Company’s President, Interventional Oncology Solutions.

Each program component and the rationale for it are highlighted below:

Component	Purpose and Role

Base salary

•  Provide a market competitive, fixed level of cash compensation to attract and retain talented and skilled executives

•  Recognize sustained performance, capabilities, job scope, experience, and internal pay equity

Annual cash incentives (Management Incentive Plan, “MIP”)	• Motivate and reward achievement of annual financial results that drive stockholder value • Reward achievement of strategic goals that provide the foundation for future growth and profitability

Performance Share Units (“PSUs”)

•  Reward achievement of 3-year financial goals and TSR relative to peers

•  Encourage long-term stock price growth and executive retention through 3-year cliff vesting and TSR metric

•  Align executives’ interests with stockholders’ interests through use of performance-based equity awards

Performance Stock Options (“PSOs”)

•  Reward achievement of 3-year financial goals and TSR relative to peers

•  Encourage long-term stock price growth and executive retention through 3-year cliff vesting, a TSR metric and a seven-year term to exercise the options

•  Provide leveraged gains aligned with stockholders through use of performance-based stock option awards

Restricted Stock Units (“RSUs”)	• Encourage stock price growth and executive retention through time-based vesting over three years • Align executives’ interests with stockholders’ interests through use of equity awards

Time-Based Stock Options (“Options”)

•  Encourage stock price growth and executive retention through time-based vesting over three years and a seven-year period to exercise the options

•  Provide leveraged gains aligned with stockholders’ interests through use of stock options

Executive benefits and perquisites

•  Provide the same health, welfare and 401(k) benefits as other employees

•  Provide a competitive benefit by allowing executives to defer compensation through a non-qualified deferred compensation plan

•  Facilitate executive health and focus on our business by providing reimbursement for annual physical exams and financial counseling

•  Encourage support of the communities in which we operate by matching charitable donations (available to all employees)

How We Make Compensation Decisions

Role of the Compensation and Leadership Development Committee. The Committee oversees the development and administration of our executive compensation program, including the underlying philosophy, plans, and related policies. The Committee’s responsibilities and process for determining the compensation of our senior executives includes the following:

•

Risk. Annually review the risks and rewards associated with the Company’s compensation programs. Ensure that the program includes plan design features that mitigate risk without diminishing the incentive nature of the compensation and encourages and rewards prudent business judgment and appropriate risk- taking over the short term and the long term.

•

Annual Program Assessment. Assess the program to ensure that it is well aligned with the Company’s evolving business strategy and is effective in supporting its talent needs. Solicit recommendations for changes from management and our compensation consultant as appropriate. Determine the specific plan designs to be used for the year.

•

CEO Compensation and Performance Goals. Annually review and approve corporate goals and objectives relevant to the CEO’s compensation; develop the process for evaluating the CEO’s performance; and establish a proposal for CEO compensation based on an evaluation of the CEO’s performance in light of the foregoing corporate goals and objectives and after discussions with the independent directors of the Board and the Committee’s independent advisors.

•	Compensation of Other Executives. Review, discuss, modify and approve, as appropriate, compensation recommendations made by the CEO for other NEOs.

•

Considerations in Making Compensation Decisions. Consider, among other factors: the Company’s overall performance, stockholder return, the performance of the Company’s business segments, the achievement of specific corporate goals and objectives that the Committee established, the achievement of any specific individual goals that have been assigned, individual performance on job duties, compensation previously provided, compensation of other executives of the Company, and competitive compensation levels. Confer with the independent directors of the Board and consider, as appropriate, views expressed by stockholders on executive compensation matters, including results of stockholder advisory votes on executive compensation.

•

Peer Groups. Review and establish annually the Company’s comparator/peer group for use in assessing the competitive range of compensation provided to individuals in similar positions at comparable companies. Review and establish annually the Company’s comparator/peer group for use in assessing total stockholder return relative to business model peers. See additional information on the fiscal year 2019 compensation peer group in “Peer Group and Market Analysis” below and on the 2019 business model peer group in “Relative TSR Modifier” below.

•

General Advice to the Board. Review management and compensation matters having major implications to the long-range development of the Company including plans for succession of the CEO and other executive officers and corporate officers.

•	Compensation Consultant. Engage an advisor and meet with its advisor, as needed, in the Committee’s sole discretion.

Role of Executive Officers. The CEO makes recommendations to the Committee as requested on plan design, financial and strategic performance goals, performance and compensation recommendations for other NEOs, and management transitions and succession.

Role of the Compensation Consultant. The Committee retained Pay Governance LLC, a nationally- recognized independent compensation consulting firm, to assist in performing its duties. Pay Governance does not provide other services to the Company or the Company’s management. In fiscal year 2019, Pay Governance advised the Compensation Committee with respect to compensation trends and best practices, competitive pay levels, equity grant practices and competitive levels, annual and long-term incentive design, peer group benchmarking, incentive plan design, compensation program risk, non-employee director compensation, and Proxy Statement disclosure.

Independence of the Compensation Consultant. The Compensation Committee has determined that Pay Governance is independent, and the services provided by Pay Governance during fiscal year 2019 did not raise any conflict of interests. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act and applicable listing standards.

Considerations in Setting Executive Compensation. Generally, in determining base salary, target annual incentives and long-term equity awards, the Compensation Committee considers several factors including, but not limited to the executive’s:

•	role including the scope and complexity of responsibilities;

•	experience and capabilities;

•	contributions or responsibilities beyond the typical scope of the role;

•	individual performance;

•	internal comparisons; and

•	competitive compensation opportunities as reflected in compensation provided by our peers and other competitors for similar executive talent.

Compensation Peer Group and Market Analysis. The Compensation Committee uses a compensation peer group to monitor the compensation practices of our primary competitors for executive talent. The Compensation Committee’s compensation consultant reviews the companies in the peer group annually and proposes changes in response to mergers and acquisitions, significant movements in revenues or market capitalization, and revised business strategies. In light of the company’s long-term strategy to transform into a multi-disciplinary integrated cancer care company, we now compete with a broader market for executive talent and as such have expanded our compensation peer group to include competitors in biotechnology, healthcare technology and pharmaceutical industries including companies who produce alternative healthcare therapies or health-care related software. The Committee used the following general criteria to identify potential peers to inform recommendations for fiscal year 2019 compensation:

•

U.S. publicly traded companies from the Healthcare Equipment & Supplies, Life Sciences Tools & Services, and, newly added for fiscal year 2019, Biotechnology, Healthcare Technology, and Pharmaceutical industries

•	Companies in a relevant range around Varian’s revenues and market-capitalization

•

Companies with similar business characteristics and comparable talent requirements, such as complex medical or related electronic devices, alternative healthcare therapies or healthcare-related software, significant non-U.S. revenues, and employee headcount generally in a reasonable range around Varian’s headcount

Using this selection criteria, the Compensation Committee determined to remove Alere and C.R. Bard from the prior year Peer Group due to acquisition and to add Alexion, Bruker, Cerner and West Pharmaceuticals. Accordingly, our Peer Group for fiscal year 2019 compensation decisions comprised the following 18 companies who compete in industries that the Compensation Committee believes reflects the competitive market for executive talent similar to that required by the Company.

Varian Medical Systems FY 2019 Compensation Peer Group
Healthcare Equipment	Life Sciences Tools and Services	Healthcare Supplies
Boston Scientific	Agilent Technologies	DENTSPLY SIRONA
Bruker Corporation	Bio-Rad Labs	West Pharmaceutical Services
Edwards Lifesciences	Mettler-Toledo
Hill-Rom Holdings	PerkinElmer	Biotechnology
Hologic	Waters Corporation	Alexion Pharmaceuticals
IDEXX Labs
Intuitive Surgical		Healthcare Technology
ResMed		Cerner Corporation
Zimmer Biomet Holdings

When selected, the 18 companies in the fiscal year 2019 Peer Group generally had annual revenue in their most recent fiscal years and market capitalization (as of April 1, 2018) in a relevant range around those of the Company.

		Peer Group
Company Scope	Varian	Low	Median	High
Revenue ($M)	$2,668	$1,599	$2,901	$9,048
Market Capitalization ($M)	$9,765	$4,728	$14,755	$39,292

The Compensation Committee reviews executive pay relative to the 25th percentile, median, and 75th percentile pay of comparable positions in Peer Group companies and, as appropriate, survey data from Peer Group and other similar companies that compete with the Company for executive talent. However, we do not target pay to any specified percentile of market.

Fiscal Year 2019 Compensation Program and Pay Decisions

Base Salaries. The Compensation Committee reviews base salaries of our NEOs annually and adjusts salaries in recognition of significant increases in their role including the scope and complexity of responsibilities; growth in experience and capabilities; contributions or responsibilities beyond the typical scope of the role; individual performance; internal comparisons; and competitive compensation opportunities as reflected in compensation provided by our peers and other competitors for similar executive talent. For fiscal year 2019, the Compensation Committee increased the base salaries of Ms. Kennedy, Mr. Bischoping and Mr. Kuo in recognition of their continued high level of performance and contributions, and, in the case of Ms. Kennedy’s salary, also in consideration of her appointment to President of Proton Solutions and Chief Growth Officer effective October 2018. In addition, Mr. Toth’s salary was increased in recognition of his promotion to President, Varian Oncology Systems for fiscal year 2019, his increased responsibilities associated with his new role and to be competitive with comparable positions at Peer Group companies. Mr. Wilson’s salary remained unchanged from fiscal year 2018.

Name	FY2018 Annual Salary (effective December 16, 2017)	FY2019 Annual Salary (effective December 15, 2018) [1]	% Increase
Dow R. Wilson	$1,000,000	$1,000,000	0.0%
Kolleen T. Kennedy	$687,752	$722,140	5.0%
Gary Bischoping, Jr.	$550,000	$566,500	3.0%
John W. Kuo	$484,026	$498,547	3.0%
Christopher A. Toth	$430,000	$525,000	22.1%

[1]	Ms. Kennedy’s and Mr. Toth’s fiscal year 2019 salaries were effective October 3, 2018, which is the date they were appointed to their new roles.

Annual cash incentives. Our NEOs receive annual incentives through our Management Incentive Plan (“MIP”), which rewards our executive officers for the achievement of predetermined annual financial and strategic goals. In addition, for fiscal year 2019 the Compensation Committee established the following conditions and limits on payments of annual cash incentives:

•

Payment of any cash annual incentives to our NEOs and certain other senior executives is conditioned upon achievement of at least $250 million in annual net income, on a non-GAAP basis, calculated using the Company’s currency rates as of the end of May 2018 and subject to applicable adjustments adopted by the Compensation Committee at the time the MIP goals were set.

•

Total awards paid under the MIP for fiscal year 2019 cannot exceed 8% of fiscal year 2019 EBIT (as defined in the MIP) before incentive compensation. In addition, individual awards payable to each of our NEOs and certain other senior executives are capped at the lesser of 200% of target payout or $3,000,000 per individual.

The Compensation Committee retained the discretion to reduce each NEO’s maximum dollar award amount set forth above based on the formula below and such other factors determined by the Committee in its sole discretion. See explanation under Financial Performance Measures further below for more details of Varian’s economic profit measure.

				Financial Results				Strategic Results

MIP Award $	=	Target Award $	X	Economic Profit Payout %	X	80% Weight	+	Individual Goals Payout %	X	20% Weight

0% - 200%				0% - 200%				0% - 200%
Payout Range as Percentage of Target

•	Target Awards

The Compensation Committee sets individual target incentive opportunities for MIP, expressed as a percentage of each participant’s annual salary rate, using the same criteria as described above for base salary. The target incentive opportunities are reviewed by the Compensation Committee each year. Mr. Toth’s target incentive percentage was increased from 66.3% to 75% for fiscal year 2019 in recognition of his promotion, his increased responsibilities associated with his new role and to be competitive with comparable positions at Peer Group companies. No other target incentive percentages were increased for fiscal year 2019.

		MIP Target		MIP Maximum
Name	Annual Salary	% of Salary	Amount	% of Salary	Amount
Dow R. Wilson	$1,000,000	125%	$1,250,000	250%	$2,500,000
Kolleen T. Kennedy	$722,140	90%	$649,926	180%	$1,299,852
Gary Bischoping, Jr.	$566,500	75%	$424,875	150%	$849,750
John W. Kuo	$498,547	75%	$373,910	150%	$747,821
Christopher A. Toth	$525,000	75%	$393,750	150%	$787,500

•	Financial Performance

In fiscal year 2019, 80% of MIP awards were based on financial results relative to goals set by the Compensation Committee. The Committee again selected an economic profit metric as the fiscal year 2019 financial performance measure. The Committee began use of an economic profit measure starting in fiscal year 2018 because it incentivizes both growth and return on the capital invested in our business. Economic profit aligns with a key component of Varian’s growth and value creation strategy, which is to drive innovation over relatively long product cycles through ongoing investments in R&D. Our economic profit metric encourages management to make prudent R&D investments by capitalizing the costs and not treating them as an expense in the current year. However, management is accountable for earning a return on cumulative R&D investments over time as capitalized R&D expenses are charged a cost of capital in determining economic profit.

Economic Profit is a common term referred to in proxies and is an understood metric in major U.S. corporations. In summary, using an economic profit measure has the following benefits:

Ownership culture	Encourages management to think and make decisions like owners
Decision making	Aligns planning and decision-making with the continuous pursuit of value creation
Balance	Balances pursuit of growth, profitability and cash flow with the required return on new investment
Value driver	Shows a strong relationship to changes in share price and TSR

In general, economic profit equals our gross cash earnings (“GCE”) in excess of the required return on our gross operating assets (“GOA”) used to generate those cash earnings. Improvement in excess GCE drives increases in share price. Varian’s economic profit is calculated from the Company’s audited financial results, as illustrated below:

Economic Profit Calculation
	Adjusted Gross Cash Earnings	- -- - Minus - - -		Capital Charge on Gross Operating Assets

+	Operating Earnings		+	Long-term Assets (2)
+	Research & Development Expense		+	Other Assets & Liabilities
+	Depreciation & Amortization Expense		+	Capitalized R&D
+	Impairments Expense & Other Adjustments (1)		+	Unusual & One-Time (3)
=	Pre-tax Gross Cash Earnings		=	Gross Operating Assets (GOA)
–	Taxes (14%)		x	8% Required Rate of Return
=	Gross Cash Earnings (GCE)		=	Capital Charge

(1)	Impairments, restructuring, reserves and currency adjustments
(2)	Net Working Capital, Gross PP&E, Goodwill & Intangibles
(3)	Unusual and one-time items such as accounting and tax rule changes, legal restructuring and impairments

GCE includes add-backs for R&D expense and depreciation and amortization. GOA includes capitalized R&D, net working capital (such as inventory and accounts receivable), and other gross operating assets (such as property, plant and equipment). Cumulative R&D spending over the prior eight years (approximating our product life cycles) is treated as an asset on which management must earn a return above the cost of capital. Cost of capital is also charged on gross and not depreciated operating assets to avoid an artificial upward drift in economic profit which would occur if these assets were depreciating away. The Compensation Committee believes that this methodology is an appropriate way to align measurement of growth and profitability with our strategy for growth and value creation.

The fiscal year 2019 MIP payout schedule and results are set out in the following table. Our fiscal year 2019 economic profit was $468 million, exclusive of the impact of fiscal year 2019 acquisitions of CTSI, Endocare, Alicon, and Boston Scientific’s embolic microspheres business consistent with allowable adjustments under the MIP. In addition, at management’s recommendation, the Committee approved a negative $4 million adjustment to the fiscal year 2019 results to reflect constant currency rates in comparison to the fiscal year 2019 target. The resulting fiscal year 2019 adjusted economic profit of $464 million was an improvement of $6 million over fiscal year adjusted 2018 economic profit, resulting in a payout of 109.1% of target incentives for the 80% of the MIP award that is based on financial results.

FY 2019 MIP Financial Payout 80% of total	FY 2018 Actual	FY 2018 Adjusted	FY 2019 Target (1)	FY 2019 Maximum	FY 2019 Actual (2)
Economic Profit ($M)	$455	$458	$458	$522	$464
Increase in Economic Profit Over FY 2018 Adjusted				$64	$6
Percentage of Target Payout			100%	200%	109.1%

(1)

The fiscal year 2019 target amount was established based on (a) our fiscal year 2018 economic profit of $455 million, (b) adjusted upwards to $458 million after adding back the one-time deferred tax assets (DTA) impact to gross operating assets (GOA) due to the implementation of the new Tax Cuts and Jobs Act.

(2)

Fiscal year 2019 results (a) exclude the impact of fiscal year 2019 acquisitions of CTSI, Endocare, Alicon, and the Boston Scientific’s embolic microspheres business on GCE and GOA; (b) reflect a net incremental adjustment of $248 million in GOA (increasing the fiscal year 2019 capital charge) pursuant to adjustment provisions approved by the Compensation Committee at the time the MIP goal was set, covering the following items: removing the benefit from the net deferred tax liability due to the Tax Cuts and Jobs Act and adding back unusual items, such as impairments, restructuring and legal fees, on an after-tax basis; (c) reflect the use of our budgeted currency exchange rates as approved by the Compensation Committee at the time the MIP goal was set resulting in an upward adjustment in GCE of $8 million; and (d) include a negative $4 million adjustment to the fiscal year 2019 results to reflect constant currency rates in comparison to the fiscal year 2019 target.

For the second year in a row, we achieved double-digit revenue growth. As shown in the financial highlights below, exclusive of the impact of fiscal year 2019 acquisitions of CTSI, Endocare, Alicon, and Boston Scientific’s embolic microspheres business consistent with allowable adjustments under the MIP, our revenue growth was 9%. Lower operating earnings were driven by one-time expenses such as Proton Impairments as well as adjustments driven by foreign exchange rates, which are added-back to GCE in Impairments & Other. In addition, higher investments in R&D along with higher accounts receivable and inventory balances increased GOA from FY18.

Economic Profit	FY 2018 Adjusted	FY 2019*	Change	% Change	Highlighted Drivers of Results
Operating Earnings	$442	$414	($28)	-6%	9% revenue increase, 14% Opex increase
R&D Add-back	$234	$246	$12	5%
D&A Add-back	$73	$74	$1	2%
Impairments & Other	$69	$121	$52	75%	Proton Impairment
Pre-tax GCE	$818	$855	$37	5%
Tax @ 14%	($115)	($120)	($5)

GCE	$703	$735	$32	5%
Long-term Assets	$1,421	$1,472	$51	4%	Higher A/R and Inventory Balances
Other Assets & Liabilities	$47	$88	$41	87%
Capitalized R&D	$1,501	$1,607	$106	7%	Increase in R&D investment
GOA Quarterly Average	$3,067	$3,345	$278	9%

Capital Charge @ 8%	$245	$268	$22	9%
Economic Profit	$458	$468	$10	2%
Constant Currency Rate Adj.		($4)
Economic Profit Adj.	$458	$464	$6	1%

*

Reflects fiscal year 2019 economic profit exclusive of the impact of fiscal year 2019 acquisitions of CTSI, Endocare, Alicon, and Boston Scientific’s embolic microspheres business on GCE and GOA pursuant to allowable adjustments approved by the Compensation Committee at the time the MIP goal was set. In addition, at management’s recommendation, the Committee approved a negative $4 million adjustment to the fiscal year 2019 results to reflect constant currency rates in comparison to the fiscal year 2019 target, as reflected above.

•	Individual Strategic Goals

Because we believe that achieving key elements of our business strategy is important to driving sustainable growth and value creation, we based the remaining 20% of the fiscal year 2019 MIP target award opportunity on individual, strategic goals tied to our five strategic business priorities (as listed below) plus a development goal tied to our cultural beliefs and competencies:

•	Grow our Core Business

•	Build Software and Data Capability

•	Extend Modalities

•	Delight Customers

•	Inspire Innovation / People

The Compensation Committee evaluated the performance of Mr. Wilson and determined the portion of his award that was based on achieving these goals in its sole discretion. The Compensation Committee reviewed their recommendation with the other independent directors. Mr. Wilson submitted recommendations with respect to each of the other NEOs and the final determination of awards was made by the Compensation Committee.

The weighting of each goal category and the Compensation Committee’s score for results are summarized in the following table:

Name		Grow Core Business	Build Software & Data Capability	Extend Modalities	Delight Customers	Inspire Innovation/ People	Development	Total
Dow R. Wilson	Weight	20%	25%	25%	15%	15%	—	100%
	Score	30%	25%	35%	20%	15%	—	125%
Kolleen T. Kennedy	Weight	—	25%	35%	15%	20%	5%	100%
	Score	—	25%	45%	10%	20%	5%	105%
Gary Bischoping, Jr.	Weight	30%	20%	10%	10%	20%	10%	100%
	Score	35%	15%	10%	5%	25%	5%	95%
John W. Kuo	Weight	20%	10%	10%	15%	40%	5%	100%
	Score	15%	10%	10%	10%	35%	5%	85%
Christopher A. Toth	Weight	40%	15%	10%	10%	15%	10%	100%
	Score	45%	10%	20%	15%	15%	5%	110%

Performance against strategic goals for NEOs in each category are summarized below:

Mr. Wilson, President and CEO

Strategic Goal Category	Key Result
Grow Core Business

Achieved and/or exceeded goals for growth in installed base (orders up 157% YOY), proton solutions, Hyperarc™ and Halcyon™ sales. Completed key acquisitions in technology enabled services, cardiac ablation and interventional oncology that are aligned with our long-term strategy of transforming into a multi-disciplinary integrated cancer care company. Received tariff exemption in both U.S. and China.

Build Software & Data Capability	Successfully integrated Noona. Significantly expanded number of patient records for 360 oncology, created a data lake of patient data sets, and grew software business.
Extend Modalities

Shipped Velocity Y-90 post treatment dose calculation on schedule, established FLASH human trial roadmap, and added modalities in cryotherapy, cardiac radioablation, microwave ablation, bland embolic microspheres and several patient care and technology enabled services.

Delight Customers	Won “Best in KLAS” award for Eclipse™ and second place for ARIA®. Achieved best in class customer net promoter score that was 3x better than competition.
Inspire Innovation/People	Increased workforce diversity and met diversity hiring goals. Made progress in reducing barriers to execution. Increased employee engagement, diversity, inclusion and belonging indices.

Ms. Kennedy, President, Proton Solutions and Chief Growth Officer

Strategic Goal Category	Key Result
Build Software & Data Capability	Successfully integrated Noona and retained key talent to ensure business continuity. Product hierarchy infrastructure program on track.
Extend Modalities

Built FLASH roadmap focused on new technologies and clinical trials to increase radiotherapy efficacy, safety, value and utilization. Launched Flash Forward Consortium, achieving significant share of mind in luminary customers. Acquired and onboarded interventional oncology businesses aligned with our long-term strategy of transforming into a multi-disciplinary integrated cancer care company.

Delight Customers

Achieved product quality goals as measured by reduction of anomalies backlog. ProBeam® Compact system installation duration extended beyond original plan. Root cause assessment completed and insights to be leveraged at future installations.

Inspire Innovation/People	Successful ProBeam® 360 Multi-Room and RapidPlan PT launches at ASTRO with strong customer and investor response.
Development	Achieved 6-point increase in employee engagement scores and met quality, ethics and compliance standards.

Mr. Bischoping, President, Interventional Oncology Solutions (Former Chief Financial Officer during fiscal year 2019)

Strategic Goal Category	Key Result
Grow Core Business

Simplified and standardized accounting close resulting in two-day reduction in Q4 close cycle despite new acquisitions. Delivered productivity improvement on work order efficiency through process simplification and automation. Conducted risk assessment and executed enterprise risk management framework.

Build Software & Data Capability

Progress made on implementing new data structure, treasury management system and planning tool. Product hierarchy defined, cash management capability tracking to plan and foreign exchange module on track. Planning tool delayed to fiscal year 2020.

Extend Modalities	Expanded investor analyst coverage including completing EMEA and APAC investor tours to extend outreach.
Delight Customers

Completed Proton Solutions investor roadshows and developed standard financing packages for customers when needed. Continued to work through the insolvency administrator to bring the Rinecker Proton Therapy Center bankruptcy to resolution. Ongoing engagement with the CPTC Board to identify opportunities to stabilize this facility.

Inspire Innovation/People

Increased employee engagement scores for CFO org. Partnered with HR team to launch new HR system, consolidating several prior systems, automating and streamlining processes, and enhancing employee and management experience.

Development

Focus on continuous, customer-focused improvement through defining, championing and driving a process improvement framework. Delivered migration to new field service productivity system and supported Oncology Systems in implementing a long-range forecast that materially improved ability to match supply and demand. Additional progress needed on executional basics in Tax and Inventory.

Mr. Kuo, Senior Vice President, General Counsel and Corporate Secretary

Strategic Goal Category	Key Result
Grow Core Business

Established and executed strategies to help mitigate US-China tariff impact. Created, validated and operationalized new business models for imbedded services, managed services and TPaaS. Regionalized legal support for proton therapy agreements. Supported implementation and compliance of European Medical Device Regulations.

Build Software & Data Capability	Expanded Legal Department expertise and capabilities to support software/data/cloud initiatives. Helped create and align on data rights strategy. Simplified SaaS agreements to reduce negotiations.
Extend Modalities	Established internal regulatory expertise capabilities to support new businesses and built legal capabilities to support new modalities.
Delight Customers

Consolidated outside counsel resources and streamlined systems. Automated and simplified ethical compliance processes and rolled out additional compliance campaigns to increase visibility. Implemented automated tracking of contracts and deal-flow to increase visibility and alignment among internal stakeholders.

Inspire Innovation/People

Streamlined and automated process for receiving and responding to trade related requests from the business. Filed priority patents in strategic product/technology areas, exceeding target number of patents. Established innovation protection funding model for increased R&D investments. Worked with Advamed on new proposed Code of Ethics on Interactions with US Healthcare Providers. Worked with cross-functional stakeholders on targets for environmental sustainability metrics. Postponed assessing legal entity maintenance provider and implementing new document storage/management system.

Development

Restructured Legal department to better align with business structure. Matured enterprise risk management program to identify top risk areas and action plans with business owners. Fell short of goals around increasing employee engagement and improving barriers to execution scores.

Mr. Toth, President, Oncology Systems

Strategic Goal Category	Key Result
Grow Core Business

Achieved new records in orders ($3.4B), revenues ($3B) and earnings in the Oncology Business. These results were driven by increasing linear accelerator install base by 439 units and increasing software install base by 410 units, as well as achieving new operational efficiencies in manufacturing and the launch of the new Ethos therapy system, the world’s first AI driven adaptive radiation therapy platform.

Build Software & Data Capability

Significantly expanded number of patient records for 360 oncology (including Noona) exceeding targets. Developed a data lake of patient datasets with more than 100,000 data sets contractually committed and 66,000 present in data lake on a fiscal year 2019 goal of 100,000 datasets.

Extend Modalities	Achieved 4 proton orders. Integrations including integrated business processes for Taiwan and Poland complete. humediQ Global GmbH integration on track.
Delight Customers

Achieved three-point increase in global customer net promoter score to 67. Expanded geography operating structure deeper into global organization, allowing for increased efficiency in customer problem solving and enhanced business performance. Missed Service Technical Bulletin (mandatory product updates) goal of less than 0.2% overdue, with actual at 2.68% based on customer requested delays.

Inspire Innovation/People

Secured agreements with collaborators to evaluate TrueBeam® and Ethos™ therapy technology, as well as established the Adaptive Intelligence consortium to generate clinical and operational evidence for the Ethos therapy system. Ethos therapy launched ahead of schedule with the first patient treated prior to ASTRO tradeshow in September 2019. 510k clearance received for humediQ Identify device; product shipment to commence in the first half of fiscal year 2020 versus fiscal year 2019 as planned.

Development

Inspired organization, increasing employee engagement 6 points and increasing diversity, inclusion and belonging score 4 points. Onboarded new diverse talent to execute growth strategy for Varian. Improved focus needed on receivables and inventory management.

•	Calculation of Fiscal Year 2019 MIP Payouts

The final fiscal year 2019 MIP awards for our NEOs were calculated as indicated in the following table. The Compensation Committee did not use discretion to adjust awards beyond rating performance on individual strategic goals.

	MIP Target	Financial (EP)		Individual Strategic		Total% Payout	MIP Award
Name		Weight	% Payout	Weight	% Payout
Dow R. Wilson	$1,250,000	80%	109.1%	20%	125.0%	112.3%	$1,403,500
Kolleen T. Kennedy	$649,926	80%	109.1%	20%	105.0%	108.3%	$703,740
Gary Bischoping, Jr.	$424,875	80%	109.1%	20%	95.0%	106.3%	$451,557
John W. Kuo	$373,910	80%	109.1%	20%	85.0%	104.3%	$389,914
Christopher A. Toth	$393,750	80%	109.1%	20%	110.0%	109.3%	$430,290

Long-term Incentives. We provide equity-based long-term incentives to our executives to incent long-term sustainable value creation and to align their interests with our stockholders. The Compensation Committee approves long-term incentive grant values for each executive in consideration of various factors, including the impact of his or her role to our long-term success, individual performance, and competitive pay practices.

•	Grant Types and Mix. For fiscal year 2019, the Compensation Committee determined to grant equity value in the following mix of long-term equity incentives:

Executive	Performance Stock Options (PSOs)	Performance Share Units (PSUs)	Stock Options (SOs)	Restricted Stock Units (RSUs)
CEO	60%	40%
Other NEOs		60%	20%	20%

The Compensation Committee determined the total target value of each NEO’s fiscal year 2019 equity grants at its regularly scheduled meeting in November 2018. Consistent with its past practice, the Committee granted PSUs and PSOs at that time and later granted stock options and RSUs at the Committee’s regularly scheduled meeting in February 2019, aligned with the grant timing for similar awards to other employees below senior management. The actual number of Mr. Wilson’s target PSOs was determined by dividing the intended target value of his PSOs by the Black-Scholes value per share on the date of grant. The actual number of target PSUs for each NEO was determined by dividing the intended target value of the NEO’s PSUs by the closing stock price on the date of grant. The actual number of stock options for each NEO (other than Mr. Wilson who was not granted any time-based stock options) was determined by dividing the intended target value of the NEO’s stock options by the Black-Scholes value per share on the date of grant. The actual number of RSUs for each NEO (other than Mr. Wilson who was not granted any RSUs) was determined by dividing the intended target value of the NEO’s RSUs by the closing stock price on the date of grant.

	Performance Options*			Performance Share Units			Stock Options		Restricted Stock Units		Target Value of FY 2019 Awards
Name	Target Value	Target PSOs	Maximum PSOs	Target Value	Target PSUs	Maximum PSUs	Grant Value	Stock Options	Grant Value	RSUs
Dow R. Wilson	$4,200,000	163,361	326,722	$2,800,000	23,577	47,154					$7,000,000
Kolleen T. Kennedy				$1,260,000	10,777	21,554	$420,000	14,403	$420,000	3,187	$2,100,000
Gary Bischoping, Jr.				$930,000	7,954	15,908	$310,000	10,631	$310,000	2,353	$1,550,000
John W. Kuo				$810,000	6,928	13,856	$270,000	9,259	$270,000	2,049	$1,350,000
Christopher A. Toth				$750,000	6,415	12,830	$250,000	8,573	$250,000	1,897	$1,250,000

*	The PSOs granted to the CEO have a seven-year term and an exercise price equal to the Company’s closing stock price on the date of grant.

•	Fiscal Year 2019 Performance Share Units (PSUs) and Performance Stock Options (PSOs)

The number of shares earned under the fiscal year 2019 PSUs and PSOs will be calculated as set forth below.

Earned PSUs/PSOs	=	Target PSUs/PSOs	x	Revenue Growth + EBIT Margin Payout Matrix Percentage	Subject to:	Relative TSR Maximum or Minimum

0%-200%				0%-200%		100% Maximum or Minimum
Range of PSUs/PSOs Earned as a Percentage of Target

Revenue Growth + Change in EBIT Margin Payout Matrix

The number of PSUs and PSOs earned is calculated from the following performance matrix:

3-Year Change in EBIT as Percent of Revenue		3-Year Revenue Compound Annual Growth Rate
		>0.0%	3.5%	7.0%	10.5%	14.0%
	4.0%	100%	133%	167%	200%	200%
	2.0%	67%	100%	133%	167%	200%
	0.0%	33%	67%	100%	133%	167%
	-2.0%	0%	33%	67%	100%	133%
	-4.0%	0%	0%	33%	67%	100%

The targets for 3-Year Revenue Compound Annual Growth Rate and 3-Year Change in EBIT as a Percent of Revenue in the payout matrix were set based on the median results of our Business Model Peers (see Business Model Peer list under the Relative TSR Modifier section below). The PSU/PSO payout is 0% for 3-Year Revenue Compound Annual Growth at or below 0% or 3-Year Change in EBIT as a Percentage of Revenue below -4%. Payouts for intermediate results are determined by linear interpolation. For the PSU/PSO awards, EBIT is calculated as earnings before reduction for interest and taxes, subject to adjustments adopted by the Compensation Committee at the time the goals were set.

Relative TSR Modifier

The relative TSR modifier (the “Relative TSR Modifier”) sets maximums and minimums for the number of PSUs and PSOs earned based on Varian’s 3-year TSR rank relative to a selected set of Business Model Peers.

•	A 100% payout maximum is applied when Varian’s 3-year TSR ranks below 25th percentile

•	A 100% payout minimum is applied when Varian’s 3-year TSR ranks above 75th percentile

•	The Relative TSR Modifier does not apply if Varian’s 3-year TSR ranks between 25th and 75th percentile

•

The Relative TSR Modifier also does not apply if Varian’s 3-Year Revenue Compound Annual Growth Rate is at or below 0% or 3-Year Change in EBIT as a Percentage of Revenue is below -4%, as mentioned above

The Business Model Peers were selected from companies in the healthcare industry based on ten financial and scope metrics, which include size, growth, margins, returns, reinvestment rates, R&D reinvestment rates, reinvestment effectiveness, asset intensity, economic profit volatility, and TSR. The peers selected were similar to Varian on at least five of the ten criteria. The Compensation Committee believes that the 48 companies in the Business Model Peer Group at fiscal year-end 2019 represent a relevant and sufficiently broad group of companies for the purposes of calibrating the PSU/PSO performance matrix (presented above) and ranking Varian TSR for the Relative TSR Modifier.

Varian’s Business Model Peers
Abbott Laboratories	Hologic, Inc.
AbbVie Inc.	IDEXX Laboratories, Inc.
Agilent Technologies, Inc.	Intuitive Surgical, Inc.
Alexion Pharmaceuticals, Inc.	Ion Beam Applications SA
Allscripts Healthcare Solutions, Inc.	Johnson & Johnson
Amgen Inc.	Laboratory Corporation of America Holdings
athenahealth, Inc.*	LifePoint Health, Inc.*
C.R. Bard *	Medtronic plc
Baxter International Inc.	Merck & Co., Inc.
Becton, Dickinson and Company	Mettler-Toledo International Inc.
Biogen Inc.	Mylan N.V.
Bio-Rad Laboratories, Inc.	Patterson Companies, Inc.
Boston Scientific Corporation	PerkinElmer, Inc.
Bristol-Myers Squibb Company	Pfizer Inc.
Bruker Corporation	QIAGEN N.V.
Cerner Corporation	Quest Diagnostics Incorporated
Danaher Corporation	Quintiles IMS Holdings, Inc.
DaVita Inc.	ResMed Inc.
DENTSPLY SIRONA Inc.	Stryker Corporation
Edwards Lifesciences Corporation	Teleflex Incorporated
Elekta AB (publ)	Tenet Healthcare Corp.
Endo International plc	The Cooper Companies, Inc.
Envision Healthcare Corporation*	Universal Health Services, Inc.
HCA Holdings, Inc.	Waters Corporation
Henry Schein, Inc.	West Pharmaceutical Services, Inc.
Hill-Rom Holdings, Inc.	Zoetis Inc.

*	Approved by the Committee but removed after being acquired during fiscal year 2018 or fiscal year 2019.

Vesting of PSUs and PSOs

All PSUs and PSOs earned will vest at the end of the three-year performance period provided the recipient is employed by the Company throughout the performance period, except in cases involving retirement, death, disability, a qualified termination that occurs in connection with a change in control, or if the award is not assumed in connection with certain corporate transactions. See “Potential Payments Upon Termination or Change in Control” for more information.

•	Settlement of PSUs Awarded in Fiscal Year 2017

PSUs granted in fiscal year 2017 are subject to attainment of earnings per share (“EPS”) and relative TSR results as summarized below. The number of shares earned from the fiscal year 2017 PSU awards was calculated as follows:

Earned PSUs	=	Target PSUs	x	3 - Year Average of Annual EPS Growth Payout Percentages	+	Relative TSR Adjustment Percentage

0%-175%				0%-150%		-25% to +25%
Range of PSUs Earned as a Percentage of Target

EPS results. Annual EPS was measured relative to targets established for each year at the beginning of that year*. The EPS targets and results were subject to certain adjustment provisions adopted by the Compensation Committee at the time the goal was established. The PSU payout earned was the average of the payouts calculated for the three years in the performance period. The calculation of the fiscal year 2017 PSU average payout percentage is set out below.

Measure	Performance and Payout Percentage			Actual Adjusted EPS	Payout%
	Threshold	Target	Maximum
Payout Percentage	10%	100%	150%
FY 2017 Adjusted EPS	$3.74	$3.90	$4.01	$3.66	0.0%
FY 2018 Adjusted EPS	$3.62	$4.07	$4.18	$4.39	150.0%
FY 2019 Adjusted EPS	$4.46	$4.64	$4.83	$4.71	119.4%
Average					89.8%

*

Adjusted EPS for fiscal year 2017 was calculated from the Company’s GAAP diluted EPS of $2.75, which was adjusted upward by $0.06 (on account of the budgeted exchange rate established for fiscal year 2017) and upward by $0.85 (to exclude the impact of amortization of intangible assets, litigation expenses, restructuring charges, impairment changes, and acquisition costs, pursuant to adjustment provisions, which were approved by the Compensation Committee at the time such EPS goal was approved).

Adjusted EPS for fiscal year 2018 was calculated from the Company’s GAAP diluted EPS of $1.62, which was adjusted downward by $0.03 (on account of the budgeted exchange rate established for fiscal year 2018) and upward by $2.80 (to account for items pursuant to adjustment provisions which were approved by the Compensation Committee at the time such EPS goal was approved). Adjusted EPS excludes the amortization of intangible assets, acquisition-related expenses and benefits, restructuring and impairment charges, significant litigation charges or benefits and legal costs, and significant non-recurring tax expense or benefit, which can be found in our GAAP to Non-GAAP reconciliation in our 2018 fourth quarter earnings press release which is included as an exhibit to the Form 8-K that was furnished to the SEC on October 23, 2018.

Adjusted EPS for fiscal year 2019 was calculated from the Company’s GAAP diluted EPS of $3.18, which was adjusted upward by $0.06 (on account of the budgeted exchange rate established for fiscal year 2019) and upward by $1.47 (to account for items pursuant to adjustment provisions, which were approved by the Compensation Committee at the time such EPS goal was approved). Adjusted EPS excludes the amortization of intangible assets and amortization of inventory step-up, acquisition-related expenses and in-process R&D, restructuring charges, impairment charges, significant litigation charges and legal costs, gain on equity investments, and significant non-recurring tax expense or benefit, which can be found in our GAAP to Non-GAAP reconciliation in our 2019 fourth quarter earnings press release, which is included as an exhibit to the Form 8-K/A that was furnished to the SEC on November 22, 2019.

Relative TSR Modifier. The Company’s TSR ranking relative to the companies comprising the Dow Jones U.S. Medical Equipment Index was used to determine the multiplier that was applied to the EPS Growth Goal Payout Percentage. TSR was measured for the three-year period consisting of fiscal years 2017-2019. Varian’s 3-year TSR was 32.56%, which ranked at the 26th percentile and resulted in a -25% adjustment to the EPS results, as set out in the following table.

Measure	Three-Year TSR Rank and Payout Level			Varian TSR Rank	TSR Modifier
	Threshold	Target	Maximum

TSR Percentile Rank	30% or Below	55%	80%

TSR Adjustment	-25%	0%	+25%	26%	-25.0%

Payout Calculation. The final payout of the fiscal year 2017 PSU awards was 64.8%, which was calculated by reducing the EPS payout of 89.8% by the TSR modifier of -25%. The number of fiscal year 2017 PSUs that were earned by each NEO in 2019 are summarized below:

Name	EPS Payout %	TSR Modifier %	Total Payout %	2017 Target PSUs	2017 PSUs Earned
Dow R.Wilson	89.8%	-25%	64.8%	44,361	28,745
Kolleen T. Kennedy	89.8%	-25%	64.8%	14,884	9,644
Gary Bischoping Jr. (1)	—	—	—	—	—
John W. Kuo	89.8%	-25%	64.8%	9,898	6,413
Christopher A. Toth	89.8%	-25%	64.8%	2,851	1,847

(1)	Mr. Bischoping was not granted any 2017 PSU awards.

•	Stock Options (SOs)

The stock options granted in fiscal year 2019 have an exercise price equal to the Company’s closing stock price on the date of grant and have a seven-year term. The intended grant value was converted into stock options using the Black Scholes value and assumptions described in footnote 4 of the Summary Compensation Table (refer to “Summary Compensation Table” below). The first 33 1/3% of the stock options vest 12 months from the grant date, and the remainder vest in equal monthly installments during the following 24-month period. A recipient must be employed by us throughout each vesting date for vesting to occur on such date, except in cases involving retirement, death, disability, a qualified termination that occurs in connection with a change in control, or if the award is not assumed in connection with certain corporate transactions. See “Potential Payments Upon Termination or Change in Control” for more information.

•	Restricted Stock Units (RSUs)

The RSUs granted in fiscal year 2019 vest and are settled in equal numbers of shares of our common stock on approximately the first, second and third anniversaries of the date of grant. The intended grant value was converted into RSUs using the Company’s closing stock price on the date of grant. As is the case with stock options, a recipient must be employed by us through each vesting date for vesting to occur on such date, except in cases involving retirement, death, disability, a qualified termination that occurs in connection with a change in control, or if the award is not assumed in connection with certain corporate transactions. See “Potential Payments Upon Termination or Change in Control” for more information.

Other Elements of Executive Compensation

Because our philosophy is to emphasize pay for performance, we provide retirement, group benefits and perquisites of relatively minor value to our executives.

401(k) Contributions. The Company makes matching contributions to the NEO’s contributions to the Company’s 401(k) plan, matched at the same level and subject to the same caps as for all employees.

Deferred Compensation Plan. We offer a Deferred Compensation Plan (“DCP”) to certain employees, including eligible NEOs, under which participants may elect to defer a portion of their base salary and annual performance-based cash bonus. We offer the DCP because we believe it is a competitive element of compensation for eligible participants.

Group Benefits and Perquisites. Our NEOs are eligible to participate in the same employee benefit plans and on the same basis as all other Company employees. In addition, our NEOs receive limited supplemental benefits and perquisites. During fiscal year 2019, we provided (i) reimbursement to the CEO for financial counseling and reimbursement of up to $6,500 to other NEOs for financial counseling, and (ii) reimbursement of up to $4,000 for an annual executive physical. NEOs may participate in the Company’s charitable giving program, in which the company will match donations dollar for dollar up to a maximum of $10,000 per employee per year. In addition, for employees including NEOs who choose to contribute to the Company’s Political Action Committee, the contribution will be matched with a charity or educational institution contribution, dollar for dollar up to $5,000. Mr. Wilson’s spouse and family members are permitted to ride along on the Company’s leased aircraft when the aircraft is already going to a specific destination for a business purpose, provided there is no more than de minimis incremental cost.

Pursuant to our policy, the Company does not provide executives tax gross-ups or reimbursements for any taxable income from these benefits and perquisites, except for tax restoration benefits in connection with the relocation of new executives.

Change in Control Agreements. We currently have change-in-control agreements with 11 executives, including our NEOs. We entered into these agreements to attract and retain highly-qualified executives and to incentivize executives who might be involved in acquisition or merger discussions with another entity to make decisions that are in the best interest of the Company and our stockholders, without being unduly biased by the impact of such a transaction on their personal situations. These agreements do not factor into our decisions surrounding the executive’s cash and equity compensation.

The change-in-control agreements are intended to provide an appropriate level of compensation for a specified time interval for executives who would likely be involved in activities regarding a change in control and are personally at risk for job loss in the event of a change in control. Our change-in-control agreements do not provide for “Golden Parachute” tax gross ups and are “double-trigger” meaning that to receive benefits under the agreements there must be a change-in-control event and the executive must either:

(1)	Be terminated by us or the successor company without cause within a specified time interval in connection with a change in control, or

(2)	Terminate employment for good reason, as defined in the agreements, within a specified time interval in connection with a change in control.

For more information about the agreements as well as a tabular summary of the potential payments that may be made to our NEOs, please refer to “Potential Payments upon Termination or Change in Control.”

Executive Compensation Governance Policies

Stock Ownership Guidelines. As noted above, a core element of our compensation philosophy is to align the interests of executive officers with those of stockholders by providing appropriate long-term incentives. To further this goal, the Company maintains stock ownership guidelines based on the value of our common stock owned as a multiple of base salary. The guidelines are reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices. The multiples are set based upon each officer’s position, as set forth below:

Position	Stock Ownership Multiple of Salary
CEO	6x
Next four most highly compensated executive officers	3x
Other corporate officers	2x

The program counts for purposes of stock ownership: shares owned, unvested restricted stock, RSUs, and earned and vested performance share units. Ownership levels are expected to be achieved within the later of: (i) five years of first becoming an officer, (ii) three years of an amendment increasing ownership levels with respect to any increase, or (iii) three years of the date that the new ownership levels apply to such individual due to a change in position or becoming an NEO. One-third of the ownership level is expected to be achieved within two-and-one-half years after an individual becomes subject to the ownership guidelines. As of the date of this Proxy Statement, all the NEOs met the guidelines or were on track to comply in the relevant timeframe.

Recoupment (or “Clawback”) Policy. The Board has adopted a formal policy to recover certain incentive payments and equity awards if we are required to restate our financial statements as a result of an executive officer engaging in misconduct or other violations of our Code of Conduct that caused or partially caused the restatement. In the event of a restatement, the Board will review the conduct of the executive officer in relation to the restatement. If the Board determines that an executive officer has engaged in misconduct or other violations of our Code of Conduct, the Board can, in its discretion, take appropriate action, to the extent not prohibited by applicable law, to remedy the misconduct, including, without limitation, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. Such action by the Board would be in addition to any other actions the Board or we may take under our other policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.

This recoupment policy is incorporated into the provisions of our MIP and Fifth Amended and Restated 2005 Stock Plan. Under our current stock option agreements, if an employee commences employment with a company that competes with us in any of our businesses, we may, in our sole discretion, terminate the stock option agreement, including the vesting of any options or other grants which remain unvested as of the date the employee commences employment with the competitor.

Prohibition on Hedging and Pledging Company Securities and Insider Trading Policy. The Board has approved a corporate insider trading policy to prohibit executive officers and directors from purchasing Company securities on margin and borrowing against Company securities, holding Company securities in a margin account, borrowing against any account in which Company securities are held, or otherwise pledging Company securities as collateral for a loan. For all other employees subject to the quarterly blackout period under the insider trading policy, which includes business unit general managers, and other employees who have access to, or assist in compiling, company financial data, purchases on margin and the pledging of or borrowing against Company securities are not strictly prohibited, but such activities are strongly discouraged and advance consultation with the Company’s Legal Department is required. The insider trading policy also prohibits executive officers, directors and other employees subject to the quarterly blackout period from engaging in transactions in puts, calls, or other derivative securities on an exchange or in any other organized market and from engaging in any hedging transaction.

Equity Grant Practices. Under the terms of our equity grant policy, grants of equity awards to employees and consultants will be approved at Compensation Committee meetings that are scheduled in writing by the Company at least six months in advance of the applicable approval date. Such grants will become effective on the date such grants are approved by the Compensation Committee (or on the next trading day following such approval date if the approval date is not a trading day). However, if our trading “blackout” is in effect, any equity awards to be made to executive officers other than in connection with their hire will instead become effective on the second business day (or such shorter period determined by our legal department) following the public release of the corresponding material, non-public information. If extraordinary circumstances arise such that the Compensation Committee determines it is advisable to grant an equity award that will be approved and/or become effective on a date other than the foregoing, the Compensation Committee may consider and approve such alternative date(s), provided that the grant effective date of such award must occur during an open trading window under the Company’s insider trading policies.

The exercise price of our stock options is the closing price of our common stock on the NYSE on the date of grant. If the date of grant falls on a day upon which the NYSE is closed, then the exercise price is the closing price of our common stock on the next trading date. Our Fifth Amended and Restated 2005 Omnibus Stock Plan explicitly prohibits the repricing and cash-out of underwater stock options without prior stockholder approval.

Compensation Risk Management. The Compensation Committee’s annual review and approval of the Company’s compensation philosophy and strategy includes the review of compensation-related risk management. For fiscal year 2019, the Compensation Committee reviewed the Company’s compensation programs for employees and executives, including the annual cash incentive plans and long-term, equity-based incentive awards, and does not believe that such compensation programs create risks that are reasonably likely to have a material adverse effect on the Company.

As part of this review, Pay Governance reviewed our compensation programs and reported that the programs provide an appropriate pay philosophy, peer group, and benchmarking to support business objectives with meaningful risk mitigation, oversight and discretion by the Compensation Committee. Pay Governance also advised that the Company’s executive compensation programs provide an effective balance in cash and equity mix, short- and long-term performance focus, corporate, business unit and individual performance focus, and financial performance measurement that avoids the taking of short-term risks at the expense of long-term stockholder interests. In addition, total target incentive compensation for all employees is a small percentage of total sales and revenue, and incentive opportunities under these plans are capped. Management also retains discretion to reduce incentive amounts.

The Compensation Committee believes that the following risk oversight and compensation design features described in greater detail above in this CD&A safeguard against excessive risk taking:

•	Stock ownership requirements

•	Recoupment policy

•	Prohibitions on executive officers and other employees subject to the quarterly blackout period engaging in any speculative transactions in Company securities, such as hedging

•	Prohibitions on executive officers from pledging Company securities in margin accounts or as collateral for a loan

•	Executive cash incentive payouts and PSU/PSO awards are based on financial performance metrics that drive stockholder value and are capped

•	PSU/PSO awards are also based on multi-year relative TSR goals

•	All equity awards have vesting requirements that align employees’ interests with stockholders

Tax Deductibility. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Compensation and Leadership Development Committee Report

The Compensation Committee of the Board of the Company has reviewed and discussed with management the “Compensation Discussion and Analysis” section of the Proxy Statement for the 2020 Annual Meeting of Stockholders. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement for the 2020 Annual Meeting of Stockholders and Annual Report on Form 10-K.

Jean-Luc Butel (Chair)

Anat Ashkenazi

Jeffrey R. Balser

R. Andrew Eckert

Summary Compensation Table

The following table sets forth, together with certain other information, the compensation granted to or earned by our NEOs during the last three year fiscal years in which they were NEOs and the principal position held by each during fiscal year 2019.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)(3)	Option Awards ($) (3)(4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pensions Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Dow R. Wilson	2019	$1,000,000	—	$2,800,005	$4,200,011	$1,403,500	—	$42,780	$9,446,296
President and Chief	2018	$1,000,000	—	$2,800,000	$4,200,000	$2,237,500	—	$38,939	$10,276,439
Executive Officer	2017	$1,000,000	—	$4,840,000	$1,210,000	$1,212,500	—	$41,720	$8,304,220

Kolleen T. Kennedy	2019	$721,871	—	$1,679,998	$419,991	$703,740	—	$20,679	$3,546,279
President, Proton	2018	$684,899	—	$1,680,000	$420,000	$1,126,538	—	$22,530	$3,933,967
Solution and Chief	2017	$664,936	—	$1,624,000	$406,000	$594,703	—	$9,882	$3,299,521
Growth Officer

Gary E. Bischoping	2019	$563,009	—	$1,240,036	$310,000	$451,557	—	$11,992	$2,576,594
Senior Vice President, Finance	2018	$550,000	—	$1,240,000	$310,000	$734,250	—	$39,626	$2,873,876
and Chief Financial Officer (7)	2017	$222,115	$300,000	$800,000	$1,200,000	$158,527	—	$105,482	$2,785,854

Christopher A. Toth	2019	$524,269	—	$1,000,009	$249,989	$430,290	—	$18,420	$2,222,977
President, Varian
Oncology Systems

John W. Kuo	2019	$495,475	—	$1,080,018	$269,992	$389,914	—	$20,377	$2,255,777
Senior Vice President,	2018	$482,018	—	$1,080,000	$270,000	$653,435	—	$23,852	$2,509,305
General Counsel and	2017	$472,175	—	$1,080,000	$270,000	$345,224	—	$21,200	$2,188,600
Corporate Secretary

(1)	Mr. Bischoping received a signing bonus of $300,000 in connection with joining the Company on May 8, 2017.

(2)

This column represents the aggregate grant date fair value of RSU and PSU awards computed in accordance with Accounting Standards Codification 718, “Compensation—Stock Compensation” (“ASC 718”). The fair value for RSU awards was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. The fair value for PSU awards granted in fiscal years 2018 and 2019 was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award and adjusted according to the contingent market condition specified in the terms of those awards. The fair value for PSU awards granted in fiscal year 2017 was determined using the Monte Carlo simulation model. For more information on how the grant date fair value of RSU and PSU awards was determined, please see “Critical Accounting Estimates” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal years ended September 27, 2019, September 28, 2018 and September 29, 2017.

(3)

The table below sets forth the grant date fair value of the stock awards and stock option awards made in fiscal year 2019. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the NEOs.

Name	Value of PSOs at Target ($)*	Value of PSUs at Target ($)*	Value of Stock Options ($)	Value of RSUs ($)	Total Combined Value of Equity Awards ($)
	(Granted 11/16/18)	(Granted 11/15/18)	(Granted 2/14/19)	(Granted 2/14/19)
Dow R. Wilson	$4,200,011	$2,800,005	—	—	$7,000,016
Kolleen T. Kennedy	—	$1,260,047	$419,991	$419,951	$2,099,989
Gary E. Bischoping	—	$929,982	$310,000	$310,055	$1,550,036
Christopher A. Toth	—	$750,042	$249,989	$249,968	$1,249,998
John W. Kuo	—	$810,022	$269,992	$269,997	$1,350,011

*

Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the PSOs and/or PSUs granted to Mr. Wilson, Ms. Kennedy, Mr. Bischoping, Mr. Toth and Mr. Kuo on the grant date is $14,000,032, $2,520,094, $1,859,963, $1,500,084 and $1,620,044, respectively. Mr. Wilson was granted his PSUs on 11/16/18.

(4)

This column represents the aggregate grant date fair value of stock option and PSO awards granted to the NEOs computed in accordance with ASC 718. The fair value for stock option awards was determined using the Black-Scholes option-pricing model. The fair value for PSO awards granted in fiscal years 2018 and 2019 was determined using the Black-Scholes option-pricing model and adjusted according to the contingent market condition specified in the terms of those awards. For more information on how the grant date fair value of stock option and PSO awards was determined, please see “Critical Accounting Estimates” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and the note on Employee Stock Plans in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal years ended September 27, 2019, September 28, 2018 and September 29, 2017.

(5)

This column represents annual cash incentives earned under the MIP for the applicable fiscal year. Amounts include the incentive payments deferred under the DCP. Please refer to the Grant of Plan-Based Awards Table below for more information.

(6)	Set forth in the table below are the material components of the “All Other Compensation” column for fiscal year 2019.

Name	Company Contributions to 401(k) (A)	Company Match of Charitable Contributions	Other (B)
Dow R. Wilson	$16,500	$5,000	$21,280
Kolleen T. Kennedy	$16,897	$3,000	$782
Gary E. Bischoping	$1,307	$5,000	$5,685
Christopher A. Toth	$15,000	$2,700	$720
John W. Kuo	$16,735	$1,500	$2,142

(A)	Amount represents Company matching contributions to the NEO’s contributions to the Company’s 401(k) plan, matched at a level of $1.00 for each dollar contributed, up to 6% of eligible earnings.

(B)

For Mr. Wilson, the amount represents reimbursement of financial counseling, a medical physical and spousal travel. For Mr. Bischoping, the amount represents reimbursement of financial counseling and a medical physical. For Mr. Kuo, the amount represents reimbursement of a medical physical. For all employees, this also includes company paid Life Insurance.

(7)

Mr. Bischoping served as the Company’s Senior Vice President, Finance and Chief Financial Officer in fiscal year 2019, and was succeeded by Mr. Bruff on December 1, 2019. Mr. Bischoping now serves as the Company’s President, Interventional Oncology Solutions.

Grants of Plan-Based Awards for 2019

The following table provides information on plan-based awards made in fiscal year 2019 to each of our NEOs:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Restricted Stock Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options(#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Dow R. Wilson	MIP Award	N/A	$0	$1,250,000	$2,500,000	—	—	—	—	—	—	—
	PSOs	11/16/2018	—	—	—	0	163,361	326,722	—	—	$118.76	$4,200,011
	PSUs	11/16/2018	—	—	—	0	23,577	47,154	—	—	—	$2,800,005
Kolleen T. Kennedy	MIP Award	N/A	$0	$649,926	$1,299,852	—	—	—	—	—	—	—
	PSUs	11/15/2018	—	—	—	0	10,777	21,554	—	—	—	$1,260,047
	RSUs	2/14/2019	—	—	—	—	—	—	3,187	—	—	$419,951
	Stock Options	2/14/2019	—	—	—	—	—	—	—	14,403	$131.77	$419,991
Gary E. Bischoping	MIP Award	N/A	$0	$424,875	$849,750	—	—	—	—	—	—	—
	PSUs	11/15/2018	—	—	—	0	7,954	15,908	—	—	—	$929,982
	RSUs	2/14/2019	—	—	—	—	—	—	2,353	—	—	$310,055
	Stock Options	2/08/2018	—	—	—	—	—	—	—	10,631	$131.77	$310,000
Christopher A. Toth	MIP Award	N/A	$0	$393,750	$787,500	—	—	—	—	—	—	—
	PSUs	11/15/2018	—	—	—	0	6,415	12,830	—	—	—	$750,042
	RSUs	2/14/2019	—	—	—	—	—	—	1,897	—	—	$249,968
	Stock Options	2/14/2019	—	—	—	—	—	—	—	8,573	$131.77	$249,989
John W. Kuo	MIP Award	N/A	$0	$373,910	$747,821	—	—	—	—	—	—	—
	PSUs	11/15/2018	—	—	—	0	6,928	13,856	—	—	—	$810,022
	RSUs	2/14/2019	—	—	—	—	—	—	2,049	—	—	$269,997
	Stock Options	2/14/2019	—	—	—	—	—	—	—	9,259	$131.77	$269,992

(1)

These columns represent the potential awards under our MIP as further discussed in “Compensation Discussion and Analysis—Fiscal Year 2019 Compensation Program and Pay Decisions—Annual Cash Incentives.” For each NEO, the target amount is calculated by multiplying the NEO’s target award percentage by the NEO’s annual base salary. The maximum award is 200% of each NEO’s target award. The MIP provided for a threshold amount in fiscal year 2019. The dollar value of the actual cash incentive award earned for fiscal year 2019 for each NEO is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent the actual cash incentive earned by any of the NEOs for fiscal year 2019.

(2)

Consists of PSO grants to Mr. Wilson and PSU grants to each NEO under the 2005 Stock Plan. The maximum number of PSOs or PSUs that can be earned is 200% of the target PSOs or PSUs based on achievement of 3-year revenue growth and change in EBIT as a percent of revenue goals subject to a relative TSR modifier based on a set of Business Model Peers. The determination of the number of PSUs earned is made at the end of the three-year performance period at which time the earned PSUs vest and are settled. The determination of the number of PSOs earned is made at the end of the three-year performance period at which time the earned PSOs vest and become exercisable. Each NEO must be employed by us throughout the performance period for his or her PSOs or PSUs to vest, except in cases involving retirement, death, disability, a qualified termination that occurs in connection with a change in control, or if the award is not assumed in connection with certain corporate transactions. See the “Compensation Discussion and Analysis” and “Potential Payments Upon Termination or Change in Control” for more information regarding these awards.

(3)

Consists of a single RSU grant to each NEO other than Mr. Wilson under the 2005 Stock Plan. Each RSU represents a right to one share of our common stock. For Ms. Kennedy, Mr. Bischoping, Mr. Toth and Mr. Kuo, the RSUs vest and are settled in three equal annual increments on February 15th beginning one year after grant. For each applicable NEO, the vesting of his or her RSUs is subject to the NEO being employed by us through each vesting date, except in cases involving retirement, death, disability, a qualified termination that occurs in connection with a change in control, or if the award is not assumed in connection with certain corporate transactions. See the “Compensation Discussion and Analysis” and “Potential Payments Upon Termination or Change in Control” for more information regarding these awards.

(4)

Consists of a single stock option grant to each NEO other than Mr. Wilson under the 2005 Stock Plan at an exercise price equal to the closing price (fair market value) of the underlying shares on the grant date and expiring seven years from the grant date. One-third of the award vests one year after the grant date and the remainder vests in equal monthly installments during the following 24-month period, provided the applicable NEO is employed by us through each vesting date, except in cases involving retirement, death, disability, a qualified termination that occurs in connection with a change in control, or if the award is not assumed in connection with certain corporate transactions. See the “Compensation Discussion and Analysis” and “Potential Payments Upon Termination or Change in Control” for more information regarding these awards.

(5)

Grant date fair value is computed in accordance with ASC 718. Please see footnotes (2), (3) and (4) to the Summary Compensation Table for more information regarding how the grant date fair value was determined for these awards.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards of the NEOs as of the end of fiscal year 2019.

	Option Awards (1) (2)						Stock Award (2)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (11)
Dow R. Wilson	02/13/2015	111,830	—		$81.97	02/13/2022
	02/12/2016	116,723	—		$67.12	02/12/2023
	02/10/2017	64,596	10,419		$80.40	02/10/2024
	11/17/2017	—	—	215,716	$109.03	11/17/2024
	11/16/2018	—	—	163,361	$118.76	11/16/2025
										25,681	(7)	$3,034,467
										23,577	(9)	$2,785,858
							7,919	(10)	$935,709
							5,017	(3)	$592,809

Total		293,149	10,419	379,077			12,936		$1,528,518	49,258		$5,820,325

Kolleen T. Kennedy	02/10/2017	1,399	3,496		$80.40	02/10/2024
	02/08/2018	1,086	9,234		$112.82	02/08/2025
	02/14/2019	—	14,403		$131.77	02/14/2026
							1,684	(3)	$198,981
							2,482	(4)	$293,273
							3,187	(5)	$376,576
										11,536	(6)	$1,363,094
										10,777	(8)	$1,273,410
Total		2,485	27,133				7,353		$868,830	22,313		$2,636,504

Gary E. Bischoping	05/18/2017	8,370	16,741		$94.60	05/18/2024
	02/08/2018	1,603	6,816		$112.82	02/08/2025
	02/14/2019	—	10,631		$131.77	02/14/2026
							2,819	(3)	$333,093
							1,832	(4)	$216,469
							2,353	(5)	$278,030
										8,515	(6)	$1,006,132
										7,954	(8)	$939,845
Total		9,973	34,188				7,004		$827,593	16,469		$1,945,977

Christopher A. Toth	02/10/2017	2,813	2,010		$80.40	02/10/2024
	02/08/2018	4,161	6,230		$112.82	02/08/2025
	02/14/2019	—	8,573		$131.77	02/14/2026
							968	(3)	$114,379
							1,674	(4)	$197,800
							1,897	(5)	$224,150
										2,594	(6)	$306,507
										6,415	(8)	$757,996
Total		6,974	16,813				4,539		$536,328	9,009		$1,064,503

John W. Kuo	02/10/2017	—	2,325		$80.40	02/10/2024
	02/08/2018	1,746	5,936		$112.82	02/08/2025
	02/14/2019	—	9,259		$131.77	02/14/2026
							1,120	(3)	$132,339
							1,596	(4)	$188,583
							2,049	(5)	$242,110
										7,416	(6)	$876,275
										6,928	(8)	$818,612
Total		1,746	17,520				4,765		$563,032	14,344		$1,694,887

(1)	All options are granted at an exercise price equal to the fair market value (i.e., the closing price) of the underlying shares of our common stock on the date of grant. The following table sets forth the vesting dates for the outstanding unvested option awards:

	Grant Date	Vesting Schedule (based on original option grant)
	2/13/2015	33-1/3% vested on 2/13/2016; pro-rata monthly thereafter until fully vested on 2/13/2018.
	2/12/2016	33-1/3% vested on 2/12/2017; pro-rata monthly thereafter until fully vested on 2/12/2019.
	2/10/2017	33-1/3% vested on 2/10/2018; pro-rata monthly thereafter until fully vested on 2/10/2020.
	11/17/2017	100% vest on 10/2/2020, subject to actual performance. The number of shares and the aggregate market value in the table are based on target performance. The actual number of shares that vest may range from 0% to 200% of target shares based on actual performance at the end of the 3-year performance period.
	2/8/2018	33-1/3% vested on 2/8/2019; pro-rata monthly thereafter until fully vested on 2/8/2021.
	11/16/2018	100% vest on 10/1/2021, subject to actual performance. The number of shares and the aggregate market value in the table are based on target performance. The actual number of shares that vest may range from 0% to 200% of target shares based on actual performance at the end of the 3-year performance period.
	2/14/2019	33-1/3% vest on 2/14/2020; pro-rata monthly thereafter until fully vested on 2/14/2022.

(2)	Vesting will occur only if the NEO is employed by us throughout each vesting date or in the case of performance awards, the last day of the performance period, except in cases involving retirement, death, disability, a qualified termination that occurs in connection with a change in control, or if the award is not assumed in connection with certain corporate transactions. In particular, because Mr. Wilson, Ms. Kennedy and Mr. Kuo are eligible for retirement, certain unvested options and unvested stock awards would continue to vest according to the original vesting schedule even if the services of either were terminated for any reason. See “Potential Payments Upon Termination or Change in Control” for more information regarding these awards.

(3)	Grant Date	Vesting Schedule (based on total number of RSUs originally granted)
	2/10/2017	33 1/3% on 2/15/2018; 33 1/3% on 2/15/2019 and 33 1/3% on 2/15/2020.

(4)	Grant Date	Vesting Schedule (based on total number of RSUs originally granted)
	2/8/2018	33 1/3% on 2/15/2019; 33 1/3% on 2/15/2020 and 33 1/3% on 2/15/2021.

(5)	Grant Date	Vesting Schedule (based on total number of RSUs originally granted)
	2/14/2019	33 1/3% on 2/15/2020; 33 1/3% on 2/15/2021 and 33 1/3% on 2/15/2022.

(6)	Grant Date	Vesting Schedule (based on total number of PSUs originally granted)
11/16/2017	100% on the last day of fiscal year 2020, subject to actual performance through the end of fiscal year 2020. The number of shares and aggregate market value in the table are based on target performance. The actual number of shares that vest may range from 0% to 200% of target shares based on actual performance at the end of the 3-year performance period.

(7)	Grant Date	Vesting Schedule (based on total number of PSUs originally granted)
11/17/2017	100% on the last day of fiscal year 2020, subject to actual performance through the end of fiscal year 2020. The number of shares and aggregate market value in the table are based on target performance. The actual number of shares that vest may range from 0% to 200% of target shares based on actual performance at the end of the 3-year performance period.

(8)	Grant Date	Vesting Schedule (based on total number of PSUs originally granted)
11/16/2018	100% on the last day of fiscal year 2020, subject to actual performance through the end of fiscal year 2020. The number of shares and aggregate market value in the table are based on target performance. The actual number of shares that vest may range from 0% to 200% of target shares based on actual performance at the end of the 3-year performance period.

(9)	Grant Date	Vesting Schedule (based on total number of PSUs originally granted)
11/17/2018	100% on the last day of fiscal year 2020, subject to actual performance through the end of fiscal year 2020. The number of shares and aggregate market value in the table are based on target performance. The actual number of shares that vest may range from 0% to 200% of target shares based on actual performance at the end of the 3-year performance period.

(10)	Grant Date	Vesting Schedule (based on total number of restricted shares originally granted)
1/10/2005	33 1/3% on 1/10/2010; 33 1/3% on 1/10/2015; and 33 1/3% on 1/10/2020. On 1/10/2017,
Mr. Wilson became retirement eligible under the terms of his restricted stock award such that his restricted shares will continue to vest according to the original vesting schedule even if his services terminate for any reason.

(11)	Based on the closing price of our common stock as of September 27, 2019 ($118.16).

Option Exercises and Stock Vested

The following table sets forth the number of shares acquired on stock option exercises and vesting of RSUs and PSUs by each of the NEOs during fiscal year 2019. The table also presents the value realized upon such exercises and vesting, as calculated, in the case of stock options, based on the difference between the market price of our common stock at exercise and the option exercise price and, in the case of RSUs and PSUs, based on the closing price per share of our common stock on the NYSE on the vesting date.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dow R. Wilson	45,050	$6,378,220	73,453	$9,171,665
Kolleen T. Kennedy	34,096	$4,479,781	25,885	$3,241,892
Gary E. Bischoping	56,232	$7,454,191	3,735	$489,498
Christopher A. Toth	7,509	$1,034,911	5,307	$699,335
John W. Kuo	16,254	$2,179,994	18,892	$2,357,206

(1)	These amounts include fiscal year 2017 PSUs, which were earned at the end of fiscal year 2019 at 64.8% of target shares, and RSUs that vested during fiscal year 2019.

Nonqualified Deferred Compensation

The following table sets forth contributions, earnings and distributions during fiscal year 2019, and account balances as of September 27, 2019 for each of the NEOs, under our nonqualified DCP:

Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (3)
Dow R. Wilson	—	—	$31,416	—	$862,399
Kolleen T. Kennedy	—	—	$523,460	—	$8,988,749
Gary E. Bischoping	—	—	—	—	—
Christopher A. Toth	—	—	$7,104	—	$150,596
John W. Kuo	—	—	$127,539	—	$4,195,545

(1)

These amounts represent the respective executive contributions attributable to fiscal year 2019. These amounts do not include the following executive contributions made during fiscal year 2019 which were attributable to fiscal year 2018 compensation (less employment taxes): $1,076,370 for Ms. Kennedy and $624,336 for Mr. Kuo.

(2)	None of the earnings in this column are included in the Summary Compensation Table for fiscal year 2019 because they were not preferential or above market.

(3)

Balance at last fiscal year end includes the following amounts reported as compensation to the NEOs in the Summary Compensation Table for fiscal years prior to fiscal year 2019: Mr. Wilson, $705,835; Ms. Kennedy, $3,241,957 and Mr. Kuo, $2,184,303.

Our DCP is an unfunded and unsecured deferred compensation arrangement that is designed to allow directors, executive officers and certain other management and highly compensated employees to forego current compensation and defer a specified percentage of their base salaries (up to 50%), cash incentive payments (up to 100%) and director fees (applicable only to our non-employee directors) in a manner similar to the way in which our 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Code. Deferred amounts are our general unsecured obligations and are subject to claims by our creditors. Our general assets or assets in an existing rabbi trust may be used to fund our payment obligations and pay DCP benefits. The Compensation Committee administers the DCP. Further, we may, on a discretionary basis, make

Company supplemental contributions equal to the product of (a) the excess of the participant’s base annual salary and any applicable incentive payments for the fiscal year over the compensation limit imposed by Section 401(a)(17) of the Code and (b) our matching contribution rate under the 401(k) (6%) (“Company Supplemental Contributions”) and credit additional amounts on behalf of the DCP’s participants (these discretionary contributions, together with the Company Supplemental Contributions, are referred to as “Company Contributions”). We did not make any Company Contributions in fiscal year 2019.

Amounts deferred by a participant and Company Contributions, if any, are credited to a bookkeeping account maintained on behalf of each participant. These bookkeeping accounts are utilized solely as a device for measuring and determining amounts to be paid to a participant, or his or her designated beneficiary, pursuant to the terms of the DCP. Amounts credited to each participant under the DCP are periodically adjusted for earnings and/or losses at a rate that is equal to the various investment funds (also referred to as measurement funds) selected by the Compensation Committee, as elected by the participant. The Compensation Committee may, in its sole discretion, discontinue, substitute or add a measurement fund. Participants may reallocate previously invested money among each of the available measurement funds on a daily basis.

Under the DCP, a participant may make separate distribution elections with respect to each year’s deferrals. These distribution elections include the ability to elect a single lump-sum payment or installment payments for up to 15 years for employees who retire from the Company. Deferrals also may be paid out prior to a separation from service in the event of a financial hardship or if the participant makes a “short-term distribution election.” A “short-term distribution election” must be made at the time the participant makes his or her initial deferral elections. Under the DCP, amounts credited as Company Supplemental Contributions are generally paid in the form of a lump sum following a participant’s separation from service (except for those Company Supplemental Contributions made prior to December 31, 2004, which may still be paid in installments upon an employee’s retirement). Non-retirement separations from service generally will result in payments being made in the form of single lump sums.

We may terminate the DCP by action of the Board, in which event benefits will be distributed as soon as the plan and Section 409A of the Code permit.

Potential Payments upon Termination or Change in Control

Change in Control Agreements

As described in the “Compensation Discussion and Analysis” section above, we have entered into change in control agreements with our NEOs. Our change in control agreements are “double-trigger” meaning that to receive benefits under the agreements there must be a change in control event (as defined in each executive’s agreement) and the executive must either be terminated by us or the successor company without cause (as defined in each executive’s agreement) or terminate his or her employment for good reason (as defined in each executive’s agreement). The termination must occur within 60 days prior to or 18 months following the change in control to trigger benefits. The agreements also provide for certain death and long-term disability benefits in the event of an individual’s death or disability within 18 months after a change in control. Payments and benefits may be delayed six months following separation from service in order to comply with Section 409A of the Code.

Each change in control agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

As a condition to receiving such severance benefits, the executive must execute a release of all of his or her rights and claims relating to his or her employment and comply with certain post-termination restrictions, including, among other things, continuing to comply with the terms of his or her proprietary information and non-disclosure agreement, and for a period of two years, complying with certain non-solicitation and non-competition provisions that are set forth in each executive’s change in control agreement.

The table below reflects the value of compensation and benefits that would become payable to each of the NEOs under the agreements as of September 27, 2019, if a change in control had occurred on that date and the NEO experienced a qualifying termination of employment. These amounts are reported based on the NEO’s compensation as of such date and based on the Company’s closing stock price of $118.16 on September 27, 2019. These benefits are in addition to the right to exercise then-exercisable stock options, the amounts payable under the DCP as set forth in the “Nonqualified Deferred Compensation” table above which the NEO would receive in the event of any termination, and the benefits available generally to salaried employees, such as distributions under the Company’s broad based 401(k) plan.

The actual amounts that would be paid upon a NEO’s qualifying termination of employment in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s current base salary.

The benefits payable upon a NEO’s qualifying termination of employment in connection a change in control as reported in the columns of this table are as follows:

			Intrinsic Value of Accelerated Equity Awards (3)
Name	Cash Severance (1)	Benefit Continuation (2)	Options	Restricted Stock	PSUs & PSOs (4)	Total (5)
Dow R. Wilson	$7,690,000	$60,113	$393,412	$1,528,478	$7,789,812	$17,461,816
Kolleen T. Kennedy	$3,709,921	$31,234	$181,309	$868,752	$2,636,504	$7,427,719
Gary E. Bischoping	$2,012,262	$60,589	$430,787	$827,593	$1,945,977	$5,277,207
Christopher A. Toth	$2,737,500	$60,113	$109,129	$536,249	$1,064,503	$4,507,495
John W. Kuo	$2,362,726	$43,267	$119,484	$562,875	$1,694,887	$4,783,239

(1)

Cash Severance Benefit: Cash severance equal to a multiplier times the sum of (i) annual base salary rate plus (ii) the greater of (a) the most recently established target bonus or (b) average annual bonus paid over prior three fiscal years. The multiplier is 2.0 times for Mr. Toth, 2.5 times for Ms. Kennedy, Mr. Bischoping and Mr. Kuo, 3.0 times for Mr. Wilson. Does not include bonus for year of termination which would be payable in connection with termination in all events as described under “—Other Potential Post-Employment Payments.”

(2)	Benefits Continuation: Company costs for benefits continued for 24 months including:

•	Medical, dental, and vision insurance (assuming that the executive pays the employee contribution rate for continuing coverage).

•	Life insurance under group policy for 24 months.

•	Basic accidental death & dismemberment costs under group policy for 24 months.

•	Financial/tax counseling of $6,500 per year for 24 months.

(3)	Based on the closing stock price as of September 27, 2019 ($118.16). Each outstanding equity award that is subject to vesting provisions will vest in full, with PSUs and PSOs vesting at target levels.

(4)	Excludes value of PSUs earned in September 2019 for fiscal year 2017-2019 performance.

(5)	Does not reflect the application of the “better after-tax” provision.

Outstanding Equity Grants as of September 27, 2019

Stock Options

Under the terms of each NEO’s stock option awards, if the NEO’s employment terminates due to retirement, his or her unvested stock options will continue to vest in accordance with their original vesting schedules; provided however, that the number of shares subject to stock option awards granted within one year of the NEO’s retirement will be adjusted proportionally by the time during such one-year period that the NEO remained an employee of the Company (based upon a 365-day year). If the NEO’s service terminates due to death, his or her unvested stock options will fully vest on such termination date. In addition, if the NEO’s service terminates due to disability, his or her unvested stock options will fully vest on such termination date. Stock options may be exercisable for up to three years from the date the NEO’s employment terminates due to retirement or death and one year from the date the NEO’s employment terminates due to disability, unless in each case the stock option term expires earlier.

RSU Awards

Under the terms of each NEO’s RSU awards, if the NEO’s service terminates due to retirement one year or more from the grant date, then his or her RSU awards will continue to vest in accordance with their original vesting schedules. If the NEO retires within one year of the grant date of his or her RSU award but after January 1 of the calendar year following the calendar year in which such RSU award was granted, the number of RSUs subject to such award will be adjusted proportionally by the time during such one year period that the NEO remained an employee of the Company (based upon a 365-day year) and the adjusted RSU award will continue to vest in accordance with its original vesting schedule. If the NEO’s service terminates due to death, his or her RSU awards will fully vest on such termination date. In addition, if the NEO’s service terminates due to disability, then his or her RSU awards will continue to vest in accordance with their original vesting schedules.

PSO Awards

Under the terms of Mr. Wilson’s PSO awards, if Mr. Wilson’s service terminates due to retirement, death or disability, then he will be treated as though he was employed through the applicable performance period; provided however, that if Mr. Wilson retires within one year of his date of grant, the number of shares subject to his award will be adjusted proportionally by the time during such one-year period that he remained an employee of the Company (based upon a 365-day year). The actual number of PSOs that are earned in the event of retirement, death or disability will depend on the extent to which the applicable performance goals are achieved. If Mr. Wilson’s service terminates due to disability, he may exercise his vested options within one year from the later of the date that the Compensation Committee certifies whether and to what extent the applicable performance goals are achieved or the date that his service terminates, unless his PSO award expires earlier. If Mr. Wilson’s service terminates due to retirement or death, he or his estate, as applicable, may exercise his vested options within three years from the later of the date that the Compensation Committee certifies whether and to the extent the applicable performance goals are satisfied or the date his service terminates, unless his PSO award expires earlier.

PSU Awards

Under the terms of each NEO’s PSU awards, if the NEO’s service terminates due to retirement, death or disability, then the NEO will be treated as though he or she was employed through the applicable performance period; provided however, that in the event of his or her retirement, the target number of PSUs will be adjusted proportionally based on the number of days that the NEO remained an employee during the performance period (based upon a 365 day year). The actual number of PSUs that are earned in such circumstances will depend on the extent to which the applicable performance goals are achieved. In addition, in the event of a change of control where such NEO’s PSU awards are assumed, such awards will fully vest at target, subject to the NEO being employed through the end of the performance period; provided however, that such awards will continue to be subject to the retirement, death and disability vesting provisions described above. Additionally, in the event of a change of control where such NEO’s PSU awards are not assumed, such awards will fully vest at target, without being subject to any employment requirement.

2005 Stock Plan

Under the terms of the 2005 Stock Plan, except as otherwise provided in each NEO’s equity agreements, in the event of certain corporate transactions, if the Compensation Committee does not provide for the assumption, continuation or substitution of stock awards, each NEO’s stock awards will fully vest and terminate upon the consummation of the transaction, provided that holders of stock options or SARs will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested stock options and SARs before the termination of such awards.

	Other Termination of Employment (Not in Connection with a Change in Control)
	Retirement					Death					Disability
	Intrinsic Value of Equity Awards(1)					Intrinsic Value of Equity Awards(1)					Intrinsic Value of Equity Awards(1)
Name	Options (2a)	Restricted Stock/RSUs (2b)	PSUs (2c)(5)	PSOs (2d)	Total	Options (3a)	Restricted Stock/RSUs (3b)	PSUs (3c)(5)	PSOs (3d)	Total	Options (4a)	Restricted Stock/ RSUs (4b)	PSUs (4c)(5)	PSOs (4d)	Total
Dow R. Wilson	$393,421	$1,528,518	$0	$0	$1,921,939	$393,421	$1,528,518	$0	$0	$1,921,939	$393,421	$592,809	$0	$0	$986,230
Kolleen T. Kennedy	$181,319	$492,255	$0	$0	$673,573	$181,319	$868,830	$0	$0	$1,050,149	$181,319	$868,830	$0	$0	$1,050,149
Gary E. Bischoping	$0	$0	$0	$0	$0	$430,815	$827,593	$0	$0	$1,258,408	$430,815	$827,593	$0	$0	$1,258,408
Christopher A. Toth	$0	$0	$0	$0	$0	$109,166	$536,328	$0	$0	$645,494	$109,166	$536,328	$0	$0	$645,494
John W. Kuo	$119,490	$320,923	$0	$0	$440,413	$119,490	$563,032	$0	$0	$682,523	$119,490	$563,032	$0	$0	$682,523

(1)	Based on the closing stock price as of September 27, 2019 ($118.16).

(2a)

For retirement-eligible NEOs, represents continued vesting of outstanding options granted more than a year prior to September 27, 2019 and prorated acceleration of outstanding options granted less than a year prior to September 27, 2019.

(2b)

For retirement-eligible NEOs, represents continued vesting of outstanding RSUs/RSAs granted more than a year prior to September 27, 2019 and after January 1 of the year following the grant year (“Qualifying Retirement”). Excludes value of RSUs granted on February 14, 2019, as the assumed retirement/termination date of September 27, 2019 does not constitute a Qualifying Retirement for that award.

(2c)

For NEOs who shall be retirement-eligible on or prior to the last day of the performance period of each outstanding PSU award, the number of shares subject to such PSU award would be adjusted on a prorated basis (based on the actual amount of time employed within each performance period). However, payouts remain subject to actual performance through the end of each award’s applicable performance period, thus awards continue to be subject to risk of forfeiture. $0’s are shown as payouts remain subject to performance post-termination. Assuming target performance is met for all outstanding awards, the intrinsic value of each NEO’s PSU awards would be as follows:

Wilson: $2,951,597

Kennedy: $1,303,305

Bischoping: $0 (Will not be retirement-eligible at the end of applicable outstanding performance period)

Kuo: $564,962

Toth: $0 (Will not be retirement-eligible at the end of applicable outstanding performance period)

(2d)	As of September 27, 2019, Mr. Wilson is the only NEO with outstanding PSO awards (granted November 17, 2017 and November 16, 2018).

•

2017 PSO Award: payout remains subject to actual performance through the end of the award’s applicable performance period, thus award continues to be subject to risk of forfeiture. $0 is shown as payout remains subject to performance post-termination. Assuming target performance is met for this outstanding award, the intrinsic value of Mr. Wilson’s PSO award would be $1,969,487.

•

2018 PSO Award: because Mr. Wilson is retirement-eligible and his outstanding PSO award was granted less than a year prior to September 27, 2019, service obligations would lapse on a prorated basis (based on actual amount of time employed between the grant date and the assumed retirement/termination date of September 27, 2019). However, payout remains subject to actual performance through the end of the award’s applicable performance period, thus award continues to be subject to risk of forfeiture. $0 is shown as payout remains subject to performance post-termination. Assuming target performance is met for this outstanding award, the intrinsic value would be $0 as the exercise price for this award exceeds the stock price as of September 27, 2019.

(3a)	Represents full acceleration of all outstanding options.

(3b)	Represents full acceleration of all outstanding RSUs and Mr. Wilson’s restricted stock award that was granted in 2005.

(3c)

Service obligations would lapse fully for all outstanding PSUs, but payouts remain subject to actual performance through the end of each award’s applicable performance period, thus awards continue to be subject to risk of forfeiture.

$0’s are shown as payouts remain subject to performance post-termination. Assuming target performance is met for all outstanding awards, the intrinsic value of each NEO’s accelerated PSU awards would be as follows:

Wilson: $5,820,325

Kennedy: $2,636,504

Bischoping: $1,945,977

Kuo: $1,694,887

Toth: $1,064,503

(3d)	As of September 27, 2019, Mr. Wilson is the only NEO with outstanding PSO awards (granted November 17, 2017 and November 16, 2018).

Service obligations would lapse fully for these outstanding awards, but payout remains subject to actual performance through the end of the award’s applicable performance period, thus award continues to be subject to risk of forfeiture.

$0 is shown as payout remains subject to performance post-termination. Assuming target performance is met for these outstanding awards, the intrinsic value of Mr. Wilson’s PSO awards would be $1,969,487 and $0.

(4a)	Represents full acceleration of all outstanding options.

(4b)

Represents continued vesting of all outstanding RSUs assuming the fiscal year end closing price on each vesting date. Mr. Wilson’s restricted stock award that was granted in 2005 does not provide for acceleration or continued vesting in the event of disability.

(4c)

Service obligations would lapse fully for all outstanding PSUs, but payouts remain subject to actual performance through the end of each award’s applicable performance period, thus awards continue to be subject to risk of forfeiture.

$0’s are shown as payouts remain subject to performance post-termination. Assuming target performance is met for all outstanding awards, the intrinsic value of each NEO’s PSU awards would be as follows:

Wilson: $5,820,325

Kennedy: $2,636,504

Bischoping: $1,945,977

Kuo: $1,694,887

Toth: $1,064,503

(4d)	As of September 27, 2019, Mr. Wilson is the only NEO with outstanding PSO awards (granted November 17, 2017 and November 16, 2018).

Service obligations would lapse fully for these outstanding awards, but payout remains subject to actual performance through the end of the award’s applicable performance period, thus award continues to be subject to risk of forfeiture.

$0 is shown as payout remains subject to performance post-termination. Assuming target performance is met for these outstanding awards, the intrinsic value of Mr. Wilson’s PSO awards would be $1,969,487 and $0.

(5)	Excludes value of PSUs earned in September 2019 for fiscal year 2017-2019 performance (earned at 64.8% of target shares).

	Corporate Transaction in which Equity Awards Are Not Assumed, Continued or Substituted (No Termination of Employment) Intrinsic Value of Accelerated Equity Awards(1)
Name	Options	Restricted Stock	PSUs(2)	PSOs	Total(3)
Dow R. Wilson	$393,421	$1,528,518	$5,820,325	$1,969,487	$9,711,752
Kolleen T. Kennedy	$181,319	$868,830	$2,636,504	$0	$3,686,653
Gary E. Bischoping	$430,815	$827,593	$1,945,977	$0	$3,204,385
Christopher A. Toth	$109,166	$536,328	$1,064,503	$0	$1,709,997
John W. Kuo	$119,490	$563,032	$1,694,887	$0	$2,377,410

(1)	Based on the closing stock price as of September 27, 2019 ($118.16).

(2)	Excludes value of PSUs earned in September 2019 for FY17-19 performance (earned at 64.8% of target shares).

(3)	Represents full acceleration of all outstanding equity awards (with payout for PSUs and PSOs at target performance level) per the Fifth Amended & Restated 2005 Omnibus Stock Plan.

CEO Pay Ratio

For fiscal year 2019, based on reasonable estimates, the median of the annual total compensation of our employees (other than our CEO) was $109,548 and the annual total compensation of our CEO, as reported in our Summary Compensation Table, was $9,446,296. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 86:1.

Employees Included. The Company had approximately 9,826 employees worldwide as of September 27, 2019. As permitted by SEC rules, we excluded 1,971 employees of four companies we acquired during fiscal year 2019: CTSI (1,705 employees), Endocare (171 employees), Alicon including its subsidiary (93 employees), and Noona (2 employees). Excluding such employees, the Company had approximately 7,855 employees worldwide as of September 27, 2019.

Selecting Median Employee. In identifying the median employee, we used base salary and base wages received during fiscal year 2019 (in each case annualized for regular part-time employees and full-time employees who joined during the fiscal year). No adjustments were made for cost of living or low compensation standards in any countries. Pay for non-U.S. employees was converted to U.S. dollars using currency exchange rates as of September 27, 2019.

Compensation Included. The CEO’s annual total compensation is the amount reported in this proxy in the Summary Compensation Table for total compensation, which includes base salary, non-equity incentive plan compensation, stock awards, option awards, and all other compensation. Total annual compensation for the median employee for fiscal year 2019 was calculated in the same manner as the CEO’s annual total compensation and includes base salary, overtime wages, annual incentive, cash recognition awards and company matching contributions to the employee’s 401(k) plan, resulting in total annual compensation of $109,548.

Compensation of Directors

The compensation of directors is determined by the full Board. Directors who are employees (i.e., Mr. Wilson) receive no compensation for their services as directors. The Compensation Committee periodically initiates a review of the non-employee director compensation (including cash retainer and meeting fees and equity awards) and recommends changes to the full Board. Changes to non-employee director compensation are generally made to ensure that compensation levels are market-competitive and that the compensation structure supports our business objectives, aligns directors’ interests with the interests of stockholders, reflects competitive best practice and is cost-and-tax-effective.

Fiscal 2019 Director Compensation Highlights

•	An annual cash retainer to all non-employee directors.

•	An additional annual cash retainer to the Board Chair committee chairs, and committee members.

•	Company matching of director contributions to charities and educational institutions.

•	An annual restricted stock unit award to all non-employee directors.

•	No performance-based equity awards, pension plans or excessive retirement benefits.

•	Meaningful stock ownership requirements and limit on total director compensation.

The values paid for each compensation program component in fiscal year 2019 are set forth in the following table. All directors are also reimbursed for out-of-pocket expenses associated with attending Board and committee meetings, and for expenses related to attending continuing directors’ education programs.

Compensation Element	Compensation Amount
Annual Cash Board Retainer	• $100,000
Additional Annual Cash Retainers for Independent Board Chair and Committee Chairs

•  $150,000 for Independent Board Chair

•  $20,000 for Audit Committee Chair

•  $19,000 for Compensation & Leadership Development Committee Chair

•  $12,000 for Nominating & Corporate Governance Committee Chair

•  $12,000 for Ethics Committee Chair

Additional Annual Cash Retainer for Non-Chair Committee Members	• $14,000 for Audit Committee Member • $7,500 for Compensation & Leadership Development Committee Member • $5,000 for Nominating & Governance Committee Member
Annual Equity Award

•  $165,000 in RSUs

•  Grants cliff-vest (100% vest) upon the earlier of one year from the grant date or the next Annual Meeting of Shareholders

•  Vesting accelerates in the event of termination due to death, disability, retirement, or upon a change in control

Charitable Giving

•  Company matching of director contributions to charities and educational institutions up to a maximum of $10,000 per director per calendar year

•  Director contributions to Varian’s Political Action Committee were matched by a Company contribution to a charity or educational institution up to a maximum of $5,000 per director per calendar year

Non-employee directors may elect to receive their cash compensation as full-value shares of our common stock, at a value equal to the fair market value on the date that the foregone cash compensation otherwise would have been paid. They may alternatively elect to defer their retainers and/or meeting fees under our DCP, subject to the restrictions of applicable tax law. All earnings on amounts deferred under the DCP are not preferential or above market. Please refer to the discussion in “Nonqualified Deferred Compensation” above for more information.

We maintain stock ownership guidelines for our non-employee directors. Under these guidelines, each non-employee director is expected to own shares valued at five times the annual cash Board retainer which for this purpose includes shares subject to stock unit awards. Ownership levels are to be achieved within five years from the date upon which an individual becomes a non-employee Director, within three years of the amendment to the ownership levels described above, or within three years of an amendment to non-employee Director compensation that increases the annual retainer fees payable to non-employee Directors by 25% or greater, whichever is later. One third of the guideline must be achieved within the first two and a half years after an individual becomes subject to the non-employee director compensation program.

In addition, we have a stockholder-approved limit on the total value of cash and equity compensation that may be paid or granted to a non-employee director during each fiscal year. Currently, the maximum number of shares subject to stock awards granted during a single fiscal year under the 2005 Omnibus Stock Plan or otherwise, if any, taken together with any cash fees paid during such fiscal year for services on the Board of Directors, will not exceed $625,000 in total value for any non-employee director serving as the lead director or chair and $525,000 in total value for any other non-employee director.

The following table sets forth the compensation received by each non-employee director during fiscal year 2019:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total ($)
Anat Ashkenazi (6)	$97,743	$179,066	—	—	—	—	$276,809
Jeffrey Balser (6)	$114,575	$206,620	—	—	—	—	$321,195
Susan L. Bostrom (4)	$43,000	—	—	—	—	—	$43,000
Judy Bruner	$106,250	$164,996	—	—	—	$10,000	$281,246
Jean-Luc Butel	$107,625	$164,996	—	—	—	—	$272,621
Regina Dugan	$100,750	$164,996	—	—	—	—	$265,746
R. Andrew Eckert	$204,500	$164,996	—	—	—	$2,500	$371,996
Phillip Febbo (5)	$25,000	—	—	—	—	—	$25,000
Timothy E. Guertin	$81,250	$164,996	—	—	—	—	$246,246
David J. Illingworth	$92,000	$164,996	—	—	—	—	$256,996

(1)	This column includes cash compensation earned during fiscal year 2019 under the terms of the director compensation program.

(2)

This column represents the aggregate grant date fair value of RSUs granted in fiscal year 2019, computed in accordance with ASC 718. The fair value is determined using the closing price on the grant date multiplied by the number of shares subject to the award. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the directors.

(3)

Amounts represent charitable contributions made by the Company during the fiscal year on behalf of Ms. Bruner and Mr. Eckert under our charitable gift matching programs. Contributions span multiple calendar years and therefore may be higher than the applicable calendar year limits outlined above.

(4)	Susan Bostrom resigned from the Board effective February 14, 2019.

(5)	Phillip Febbo was appointed to the Board effective August 16, 2019.

(6)	Ms. Ashkenazi and Mr. Balser were each granted additional RSUs for their partial year service prior to the 2019 Annual Meeting.

The following table sets forth the aggregate number of outstanding RSUs and stock options held by each non-employee director listed as of the end of fiscal year 2019:

Name	RSUs Outstanding	Options Outstanding
Anat Ashkenazi	1,349	—
Jeffrey Balser	1,599	—
Susan L. Bostrom	—	—
Judy Bruner	4,113	—
Jean-Luc Butel	3,114	—
Regina Dugan	3,233	—
R. Andrew Eckert	3,233	5,561
Phillip Febbo	—	—
Timothy E. Guertin	3,233	—
David J. Illingworth	3,233	5,561

Compensation Committee Interlocks and Insider Participation

No member of this committee was at any time during fiscal year 2019 or at any other time an officer or employee of the Company, and no member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal year 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

The Nominating Committee is responsible for the review, approval or ratification of “related person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director or executive officer since the beginning of the last fiscal year, or a more than five percent stockholder, and their immediate family members. Such transactions may include employment or consulting relationships with a related person or contracts under which we receive goods or services from (or provide goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or one of its subsidiaries is a participant and a related person has a direct or indirect material interest. Generally for a transaction to be approved, the Nominating Committee must be informed or have knowledge of (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including a description of the nature and potential aggregate value of the proposed transaction; (iii) the benefits, if any, to the Company of the proposed transaction; if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction or situation is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Nominating Committee has, however, determined that a related person does not have a direct or indirect material interest in the following categories of transactions:

•

any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million, or 2% of that company’s total annual revenue, and the related person is not involved in the decision-making process for such transaction;

•

any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed the lesser of $1 million, or 2% of the charitable organization’s total annual receipts, and the related person is not involved in the decision- making process for such transaction;

•	compensation to executive officers determined by the Compensation Committee;

•	compensation to directors determined by the Board; and

•	transactions in which all security holders receive proportional benefits.

Transactions involving related persons that are not included in one of the above categories are forwarded to our legal department to determine whether the related person could have a direct or indirect material interest in the transaction, and any such transaction is forwarded to the Nominating Committee for review. The Nominating Committee determines whether the related person has a material interest in a transaction and may approve, ratify, terminate or take other action with respect to the transaction in its discretion.

Transactions with Related Persons

There were no related party transactions during fiscal year 2019.

APPENDIX A

VARIAN MEDICAL SYSTEMS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

AMENDED AS OF FEBRUARY 13, 2020

VARIAN MEDICAL SYSTEMS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

AMENDED AS OF FEBRUARY 13, 2020

SECTION 1

PURPOSE

Varian Medical Systems, Inc., a Delaware corporation has established the Varian Medical Systems, Inc. 2010 Employee Stock Purchase Plan in order to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code for employees in the United States. On October 22, 2019, the Board amended the Plan, and Plan, as amended, was approved at the Company’s 2020 Annual Meeting of Stockholders.

SECTION 2

DEFINITIONS

2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2    “Board” means the Board of Directors of the Company.

2.3    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.4    “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. The Plan shall be administered by the Compensation and Management Development Committee of the Board.

2.5    “Common Stock” means the common stock of the Company.

2.6    “Company” means Varian Medical Systems, Inc., a Delaware corporation.

2.7    “Compensation” means a Participant’s regular wages. The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.8    “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), (b) any Employee not scheduled to work at least five months every calendar year or at least 20 hours per week or (c) as provided in the following sentence. Subject to requirements of Section 423 of the Code, the Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee or class of Employees shall not be an Eligible Employee.

2.9    “Employee” means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.10    “Employer” or “Employers” means any one or all of the Company, and those Subsidiaries which, with the consent of the Board, have adopted the Plan.

2.11    “Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

2.12    “Grant Date” means any date on which a Participant is granted an option under the Plan.

2.13    “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.14    “Plan” means the Varian Medical Systems, Inc. Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

2.15    “Purchase Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.16    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

SHARES SUBJECT TO THE PLAN

3.1    Number Available. The number of shares of Common Stock subject to the Plan shall be seven (7) million, which shall include such number of shares of Common Stock remaining available for issuance under the Varian Medical Systems, Inc. Employee Stock Purchase Plan immediately prior to February 12, 2010. Shares sold under the Plan may be newly issued shares or treasury shares.

3.2    Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board shall make appropriate adjustments in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

SECTION 4

ENROLLMENT

4.1    Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

4.2    Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation pursuant to such procedures as the Committee may specify from time to time. A Participant may elect to have withholding equal to a whole percentage from 1% to 10% (or such lesser, or greater, percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date) of his or her Compensation. A Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment form must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

SECTION 5

OPTIONS TO PURCHASE COMMON STOCK

5.1    Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2    Duration of Option. Each option granted under the Plan shall expire upon the conclusion of the option’s offering period which will end on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter offering period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

5.3    Number of Shares Subject to Option. The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

5.4    Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a)    payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;

(b)    purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

(c)    the price per share under the option will be determined as provided in Section 6.1; and

(d)    the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

SECTION 6

PURCHASE OF SHARES

6.1    Exercise of Option. Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall be carried forward in the Participant’s account for the purchase of shares on the next Purchase Date. The price per share of the shares purchased under any option granted under the Plan shall be eighty-five percent (85%) of the lower of:

(a)    the last quoted per share selling price for shares of Common Stock on the Grant Date for such option, or if there were no sales on such date, the last quoted per share price for shares on the most recent preceding date on which there were sales of shares of common stock; or

(b)    the last quoted per share selling price for shares of Common Stock on the Purchase Date or if there were no sales on such date, the last quoted per share price for shares on the most recent preceding date on which there were sales of shares of common stock.

Notwithstanding the foregoing, the maximum number of shares purchasable by any Participant on any one Purchase Date for any offering period shall not exceed 1,000 shares (subject to adjustment under Section 3.2 and change pursuant to Section 5.3), and any amount not applied to the purchase of shares on behalf of a Participant by reason of such limitation shall be refunded to that Participant.

6.2    Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants.

6.3    Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be “bottom up,” with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon).

6.4    Accrual Limitations. No Participant shall be entitled to accrue rights to acquire shares of Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with rights accrued under other purchase rights outstanding under this Plan and similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any of its Subsidiaries, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US$25,000) worth of stock of the Company or any Subsidiary (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding. For purposes of applying the accrual limitations of this Section 6.4, the right to acquire shares of Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows: (i) the right to acquire Shares of Common Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable during the calendar year; and (ii) no right to acquire shares of Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Twenty-Five Thousand U.S. Dollars (US$25,000) worth of shares of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year. If by reason of this Section 6.4, one or more purchase rights of a Participant do not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded in the currency originally collected. In the event there is any conflict between the provisions of this Section 6.4 and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section 6.4 shall be controlling.

SECTION 7

WITHDRAWAL

7.1    Withdrawal. A Participant may withdraw from the Plan by submitting a completed Employee Stock Purchase Plan Authorization form to the Company in such form and manner prescribed by the Company (in its discretion and on a uniform and nondiscriminatory basis). A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon).

SECTION 8

CESSATION OF PARTICIPATION

8.1    Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon). If a Participant is on a Company-approved leave of absence, his or her participation in the Plan shall continue for so long as he or she remains an Eligible Employee and has not withdrawn from the Plan pursuant to Section 7.1.

SECTION 9

DESIGNATION OF BENEFICIARY

9.1    Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more beneficiaries to receive any amounts credited to the Participant’s account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of beneficiaries.

9.2    Changes. A Participant may designate different beneficiaries (or may revoke a prior beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Company in a form approved by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Company on account of any payment made before the change is recorded. The last effective designation received by the Company shall supersede all prior designations.

9.3    Failed Designations. If a Participant dies without having effectively designated a beneficiary, or if no beneficiary survives the Participant, the Participant’s account shall be payable to his or her estate.

SECTION 10

ADMINISTRATION

10.1    Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

10.2    Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

10.3    Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a)    To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b)    To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

(c)    To cause an account or accounts to be maintained for each Participant;

(d)    To determine the terms of future offering periods, including but not limited to, the time or times when, and the number of shares for which, options shall be granted and the number of purchase periods;

(e)    To establish and revise an accounting method or formula for the Plan;

(f)    To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(g)    To determine the status and rights of Participants and their beneficiaries or estates;

(h)    To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(i)    To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(j)    To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

(k)    To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

10.4    Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

10.5    Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant, fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

10.6    Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

10.7    Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1    Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable.

SECTION 12

GENERAL PROVISIONS

12.1    Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

12.2    Inalienability. In no event may either a Participant, a former Participant or his or her beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

12.3    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4    Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

12.5    Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

12.6    No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

12.7    Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

12.8    Construction and Applicable Law. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code for employees in the United States. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of Delaware (excluding Delaware’s conflict of laws provisions).

12.9    Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

EXECUTION

IN WITNESS WHEREOF, Varian Medical Systems, Inc., by its duly authorized officer, has executed this Plan.

VARIAN MEDICAL SYSTEMS, INC.

Dated: February , 2020	By:
John W. Kuo Corporate Vice President, General Counsel & Secretary

VARIAN MEDICAL SYSTEMS, INC. 3100 HANSEN WAY PALO ALTO, CA 94304 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 12, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 12, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E87156-P30922 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VARIAN MEDICAL SYSTEMS, INC. The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. 1. To elect the following nominees: Nominees: For Against Abstain 1a.1b. 1c. 1d. Anat Ashkenazi Jeffrey R. Balser Judy Bruner Jean-Luc Butel 2. 1i. 1j. To a Michelle M. Le Beau Dow R. Wilson approve, on an advisory basis, the compensation of For Against Abstain the Varian Medical Systems, Inc. named executive officers 1e. Regina E. Dugan as described in the Proxy Statement. 1f. R. Andrew Eckert 3. To approve the Varian Medical Systems, Inc. 2010 Employee Stock Purchase Plan, as amended. 1g. Phillip G. Febbo 1h. David J. Illingworth 4.To ratify the appointment of PricewaterhouseCoopers LLP as Varian Medical Systems, Inc.’s independent registered For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No public accounting firm for fiscal year 2020. The proxyholders are authorized to vote on any other business as is properly brought before the Annual Meeting for action in accordance with their judgment as to the best interests of Varian Medical Systems, Inc. NOTE: Please sign exactly as name appears on your stock certificate. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their names. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com E87157-P30922 PROXY VARIAN MEDICAL SYSTEMS, INC. Proxy for Annual Meeting of Stockholders - February 13, 2020 This Proxy is Solicited on Behalf of the Board of Directors The undersigned stockholder of Varian Medical Systems, Inc. (the “Company”) hereby constitutes and appoints DOW R. WILSON and JOHN W. KUO, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Varian Medical Systems, Inc. standing in the name of the undersigned, at the Annual Meeting of Stockholders to be held at the Company’s headquarters at 3100 Hansen Way, Palo Alto, California 94304, on February 13, 2020, at 4:30 p.m., Pacific Time, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”). If you need directions to the Annual Meeting so that you may attend and vote in person, please contact our Investor Relations department at investors@varian.com. Unless a contrary direction is indicated, the proxyholders will vote the undersigned’s shares FOR the election of the nominees for director, FOR approval of the compensation of the Company’s named executive officers as described in the Proxy Statement, FOR the approval of the Company’s 2010 Employee Stock Purchase Plan, as amended, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2020 and, in accordance with the judgment of the proxyholder as to the best interests of the Company, upon any other business as may properly come before the meeting or any adjournment or postponement thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) IF YOU ELECT TO VOTE BY MAIL, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE If you vote by telephone or the Internet, please DO NOT mail back this proxy card. (Continued and to be signed on reverse side)